EXHIBIT 4.1











                          $60,000,000

                 RECEIVABLES CREDIT AGREEMENT
                          Dated as of
                        March 8, 1995,

                             among

                    FORT HOWARD CORPORATION

                              and

                    BANKERS TRUST COMPANY,

    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                              and

                        CHEMICAL BANK,

                          as Lenders,

                              and

                    BANKERS TRUST COMPANY,

                    as Administrative Agent




















                        FORT HOWARD CORPORATION

                     RECEIVABLES CREDIT AGREEMENT

                      dated as of March 8, 1995


                           TABLE OF CONTENTS


                        Heading                                        Page

                       INTRODUCTION................................     1

                       RECITALS....................................     1


ARTICLE I               DEFINITIONS.................................     1


  Section 1.1          Certain Defined Terms.......................     1
  Section 1.2          Accounting Terms............................    37
  Section 1.3          Other Definitional Provisions;
                          Anniversaries............................    37
  Section 1.4          Adjustment for Special Reserve..............    37
  Section 1.5          Currency Equivalent Generally...............    37


ARTICLE II              COMMITMENTS AND LOANS; NOTES...............    38


  Section 2.1          Loans and Notes.............................    38
    2.1.1              Loan Commitments............................    38
    2.1.2              Notice of Borrowing.........................    38
    2.1.3              Disbursement of Funds.......................    39
    2.1.4              Notes.......................................    40
    2.1.5              Maturity Date...............................    40
  Section 2.2          Total Loan Commitment;
                          Limitations on Outstanding
                         Loan Amounts..............................    40
  Section 2.3          Interest on the Loans.......................    40
    2.3.1              Rate of Interest............................    40
    2.3.2              Interest Periods............................    43
    2.3.3              Interest Payments...........................    44
    2.3.4              Conversion or Continuation..................    45
    2.3.5              Post-Maturity Interest......................    46
    2.3.6              Computation of Interest.....................    46

                        Heading                                        Page

  Section 2.4          Commissions.................................    46
    2.4.1              Commitment Commissions......................    46
    2.4.2              Bankers and Lenders' Commissions............    47
    2.4.3              No Refund of Fees...........................    47
  Section 2.5          Prepayments and Payments....................    47
    2.5.1              Voluntary Prepayments.......................    47
    2.5.2              Mandatory Prepayments.......................    47
    2.5.3              Company's Mandatory Prepayment
                          Obligation; Application of
                          Prepayments..............................    48
    2.5.4              Manner and Time of Payment..................    48
    2.5.5              Apportionment of Payments...................    48
    2.5.6              Payments on Non-Business Days...............    49
    2.5.7              Payment Accounts; Notation of
                          Payment..................................    49
  Section 2.6          Use of Proceeds.............................    50
    2.6.1              The Loans...................................    50
    2.6.2              Margin Regulations..........................    50
  Section 2.7          Special Provisions Governing
                          Adjusted LIBOR Loans.....................    50
    2.7.1              Determination of Interest Rate..............    50
    2.7.2              Increased Costs.............................    50
    2.7.3              Required Termination and
                          Prepayment...............................    52
    2.7.4              Options of Company..........................    52
    2.7.5              Compensation................................    53
    2.7.6              Quotation of LIBOR..........................    54
    2.7.7              Taxes.......................................    54
    2.7.8              Booking of Adjusted LIBOR Loans.............    58
    2.7.9              Assumptions Concerning Funding of
                          Adjusted LIBOR Loans.....................    58
    2.7.10             Adjusted LIBOR Loans After an
                          Event of Default.........................    58
    2.7.11             Affected Lender's Obligation to
                          Mitigate.................................    59
  Section 2.8          Capital Requirements........................    59
  Section 2.9          Replacement Rights of Company...............    60


ARTICLE III            CONDITIONS TO LOANS.........................    60


  Section 3.1          Conditions to Effectiveness of
                          Agreement................................    61
  Section 3.2          Conditions to the Loans.....................    64

                        Heading                                        Page

ARTICLE IV              REPRESENTATIONS AND WARRANTIES.............    65


  Section 4.1          Organization, Powers, Good
                          Standing, Business and
                          Subsidiaries.............................    65
    4.1.1              Organization and Powers.....................    65
    4.1.2              Good Standing...............................    65
    4.1.3              Conduct of Business.........................    66
    4.1.4              Subsidiaries................................    66
  Section 4.2          Authorization of Borrowing, etc.............    66
    4.2.1              Authorization of Borrowing..................    66
    4.2.2              No Conflict.................................    66
    4.2.3              Governmental Consents.......................    67
    4.2.4              Binding Obligation..........................    67
    4.2.5              Valid Issuance of Common Stock..............    67
  Section 4.3          Financial Condition.........................    67
  Section 4.4          No Adverse Material Change; No
                          Stock Payments...........................    68
  Section 4.5          Title to Properties; Liens..................    68
  Section 4.6          Litigation; Adverse Facts...................    69
  Section 4.7          Payment of Taxes............................    69
  Section 4.8          Performance of Agreements...................    69
  Section 4.9          Governmental Regulation.....................    70
  Section 4.10         Securities Activities.......................    70
  Section 4.11         Employee Benefit Plans......................    70
  Section 4.12         Certain Fees................................    71
  Section 4.13         Disclosure..................................    71
  Section 4.14         Patents, Trademarks, etc....................    72
  Section 4.15         Environmental Protection....................    73
  Section 4.16         Security Interests..........................    74
  Section 4.17         Solvency....................................    74


ARTICLE V              AFFIRMATIVE COVENANTS.......................    75


  Section 5.1          Financial Statements and Other
                          Reports..................................    75
  Section 5.2          Corporate Existence, etc....................    82
  Section 5.3          Payment of Taxes and Claims; Tax
                          Consolidation............................    82
  Section 5.4          Maintenance of Properties;
                          Insurance................................    83
  Section 5.5          Inspection..................................    83
  Section 5.6          No Further Negative Pledges.................    84
  Section 5.7          Compliance with Laws, etc...................    84
  Section 5.8          Lender Meeting..............................    85

                        Heading                                        Page

  Section 5.9          Security Interests..........................    85
  Section 5.10         Certain Dispositions of
                          Collateral...............................    85
  Section 5.11         Recapitalization............................    86
  Section 5.12         Collateral Reporting........................    86
  Section 5.13         Cash Collateral.............................    87


ARTICLE VI             NEGATIVE COVENANTS..........................    88


  Section 6.1          Indebtedness................................    88
  Section 6.2          Liens.......................................    91
  Section 6.3          Investments; Joint Ventures.................    93
  Section 6.4          Contingent Obligations......................    97
  Section 6.5          Restricted Junior Payments..................    98
  Section 6.6          Financial Covenants.........................   100
    6.6.1              Interest Coverage Ratio.....................   100
    6.6.2              Maximum Leverage Ratio......................   100
  Section 6.7          Restriction on Fundamental
                          Changes..................................   101
  Section 6.8          ERISA.......................................   103
  Section 6.9          Restriction on Leases.......................   103
  Section 6.10         Sales and Leasebacks........................   104
  Section 6.11         Sale or Discount of Receivables.............   104
  Section 6.12         Transactions with Shareholders
                          and Affiliates...........................   105
  Section 6.13         Disposal of Subsidiary Stock................   105
  Section 6.14         Limitation on Capital
                          Expenditures.............................   106
  Section 6.15         Conduct of Business.........................   108
  Section 6.16         Amendments or Waivers of Certain
                          Documents; Prepayments of
                          Indebtedness.............................   108
  Section 6.17         Payment of Cash Interest on
                          Subordinated Debt........................   110


ARTICLE VII            EVENTS OF DEFAULT...........................   111


  Section 7.1          Failure To Make Payments When Due...........   111
  Section 7.2          Default in Other Agreements.................   111
  Section 7.3          Breach of Certain Covenants.................   111
  Section 7.4          Breach of Warranty..........................   112
  Section 7.5          Other Defaults Under Agreement or
                          Loan Documents...........................   112

                        Heading                                        Page

  Section 7.6          Involuntary Bankruptcy;
                          Appointment of Receiver, etc.............   112
  Section 7.7          Voluntary Bankruptcy; Appointment
                          of Receiver, etc.........................   113
  Section 7.8          Judgments and Attachments...................   113
  Section 7.9          Dissolution.................................   114
  Section 7.10         Unfunded ERISA Liabilities..................   114
  Section 7.11         Withdrawal Liability Under
                          Multiemployer Plan.......................   114
  Section 7.12         Failure of Security.........................   115
  Section 7.13         Change in Control...........................   115


ARTICLE VIII           THE ADMINISTRATIVE AGENT....................   116


  Section 8.1          Appointment.................................   116
  Section 8.2          Powers; General Immunity....................   117
    8.2.1              Duties Specified............................   117
    8.2.2              No Responsibility for Certain
                          Matters..................................   117
    8.2.3              Exculpatory Provisions......................   118
    8.2.4              Administrative Agent Entitled to
                          Act as Lender............................   118
  Section 8.3          Representations and Warranties;
                          No Responsibility for Appraisal
                          of Creditworthiness......................   119
  Section 8.4          Right to Indemnity..........................   119
  Section 8.5          Registered Holder of Note Treated
                          as Owner.................................   120
  Section 8.6          Resignation by Administrative
                          Agent....................................   120
  Section 8.7          Collateral Documents........................   120
  Section 8.8          Successor Administrative Agent..............   121


ARTICLE IX             MISCELLANEOUS...............................   121


  Section 9.1          Successors and Assigns;
                          Participations...........................   121
  Section 9.2          Expenses....................................   126
  Section 9.3          Indemnity...................................   127
  Section 9.4          Set Off.....................................   127
  Section 9.5          Ratable Sharing.............................   128
  Section 9.6          Amendments and Waivers......................   129
  Section 9.7          Independence of Covenants...................   130

                        Heading                                        Page

  Section 9.8          Change in Accounting Principles;
                          Fiscal Year or Tax Laws..................   130
  Section 9.9          Notices.....................................   131
  Section 9.10         Survival of Warranties and
                          Certain Agreements.......................   131
  Section 9.11         Failure or Indulgence Not Waiver;
                          Remedies Cumulative......................   131
  Section 9.12         Severability................................   132
  Section 9.13         Obligations Several; Independent
                          Nature of the Lenders' Rights............   132
  Section 9.14         Headings....................................   132
  Section 9.15         Applicable Law..............................   132
  Section 9.16         Consent to Jurisdiction and
                          Service of Process.......................   132
  Section 9.17         Confidentiality.............................   133
  Section 9.18         Counterparts; Effectiveness.................   133
  Section 9.19         Determinations Pursuant to
                          Collateral Documents.....................   134
  Section 9.20         Certain Obligations of Company..............   134
  Section 9.21         Waiver of Jury Trial........................   134
  Section 9.22         Lenders' ERISA Matters......................   134
    9.22.1             Lenders' Representations and
                          Warranties...............................   134
    9.22.2             General Account Assets......................   135
    9.22.3             Representations of Transferees..............   136
    9.22.4             Additional ERISA Representations............   136


SIGNATURE PAGES        ............................................   138

SCHEDULES

A             SUBSIDIARIES
B             LENDERS' COMMITMENTS
C             EXISTING INDEBTEDNESS
D             EXISTING LIENS
E             EXISTING INVESTMENTS
F             CREDIT FACILITIES TO BE TERMINATED ON THE CLOSING
                DATE
G             CONTINGENT OBLIGATIONS


EXHIBITS

I             FORM OF NOTICE OF BORROWING
II            FORM OF NOTICE OF CONVERSION/CONTINUATION
III           FORM OF NOTE
IV            FORM OF COMPLIANCE CERTIFICATE

V             FORM OF OPINION OF SHEARMAN & STERLING, COUNSEL TO
                FORT HOWARD
VI            FORM OF OPINION OF JAMES W. NELLEN, II, ESQ.,
                COUNSEL TO FORT HOWARD
VII           FORM OF OPINION OF LOCAL COUNSEL TO FORT HOWARD
VIII          FORM OF OFFICER'S CLOSING CERTIFICATE
IX            FORM OF COMPANY RECEIVABLES PLEDGE AGREEMENT
X             FORM OF REGISTERED TRANSFER SUPPLEMENT
XI            FORM OF LETTER ESCROW AND SECURITY AGREEMENT
XII           FORM OF OFFICER'S FUNDING DATE CERTIFICATE
XIII          FORM OF OFFICER'S SECTION 5.1(iv) CERTIFICATE
XIV           FORM OF OFFICER'S SECTION 5.1(xiv) CERTIFICATE
XV            FORM OF STATUS CERTIFICATE
XVI           FORM OF BORROWING BASE CERTIFICATE
XVII          FORM OF CASH COLLATERAL AGREEMENT
XVIII         FAIR VALUE DETERMINATION PROCEDURES

                       RECEIVABLES CREDIT AGREEMENT


            RECEIVABLES CREDIT AGREEMENT, dated as of March 8, 1995, by and among FORT HOWARD CORPORATION, a Delaware corporation (the "Company"), BANKERS TRUST COMPANY ("Bankers"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOA") and CHEMICAL BANK, as lenders (each, together with its successors and assigns, a "Lender"), and BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity and together with its successors in such capacity, the "Administrative Agent").

                            R E C I T A L S:

            A. The parties hereto desire to provide for, among other things, the Company to borrow on a term basis the Loans
(as hereinafter defined) in an aggregate principal amount not to exceed $60,000,000.

            B. The Lenders desire that the Obligations (as hereinafter defined) be secured by a security interest in certain Receivables (as hereinafter defined) owned by the Company.

                           A G R E E M E N T:

            The Company, the Lenders and the Administrative Agent agree as follows:


                                ARTICLE I

                               DEFINITIONS


            Section 1.1  Certain Defined Terms.  The following
terms used in this Agreement shall have the following meanings:

            "ABR Loan" means any Loan bearing interest at a rate determined by reference to ABR in accordance with the provisions of subsection 2.3.1.

            "ABR Spread" means the percent per annum from time to time in effect pursuant to paragraph (d) of subsection 2.3.1.

            "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income during such period, plus

(minus) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other non-cash expenses (income), losses (gains) or charges (credits) that, pursuant to GAAP, were deducted (added) in determining such Consolidated Net Income.

            "Adjusted LIBOR" means, for any Interest Rate Determination Date, the rate per annum (rounded upward to the next higher one hundredth of one percent) obtained by dividing
(A) LIBOR for such Interest Rate Determination Date by (B) a percentage equal to 100% minus the stated maximum rate, as of such Interest Rate Determination Date, of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities specified in Regulation D which includes deposits by reference to which the interest rate on Adjusted LIBOR Loans is determined or any category of extensions of credit or other assets specified in Regulation D which includes loans by a non-United States office of any Lender to United States residents).

            "Adjusted LIBOR Borrowing" means a Borrowing comprised of Adjusted LIBOR Loans.

            "Adjusted LIBOR Loan" means any Loan bearing interest at a rate determined by reference to Adjusted LIBOR in accordance with the provisions of subsection 2.3.1.

            "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Affected Lender" means any Lender affected by any of the events described in subsection 2.7.2 or subsection 2.7.3.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. No Lender or parent or Subsidiary of any Lender shall be treated as an Affiliate of the Company solely by virtue of its being a Lender or a parent or Subsidiary of a Lender.

            "Agreement" means this receivables credit agreement as from time to time in effect.

            "Alternate Base Rate" or "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (A) the Prime Rate in effect on such day, (B) the Base CD Rate in effect on such day plus 1% and (C) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Base CD Rate" means the sum of (A) the product of (1) the Three-Month Secondary CD Rate multiplied by (2) Statutory Reserves and
(B) the Assessment Rate. The term "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by the Federal funds broker, as published on the next succeeding Business Day by the Federal Reserve Bank of New
York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (B) or (C), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the

Three-Month Secondary CD Rate or the Federal Funds Effective
Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the
Federal Funds Effective Rate, respectively.

            "Applicable Category" means, at any date of determination thereof, the category in the table appearing in paragraph (d) of subsection 2.3.1 having the lowest spreads and which, as of the last day of the fiscal quarter of the Company immediately preceding such date of determination, is applicable to the Company based upon both Ratio 1 and Ratio 2 for the period of four consecutive fiscal quarters of the Company ending on such last day.

            "Arrangers" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Assessment Rate" means for any date the annual rate most recently estimated by Bankers as the then-current net annual assessment rate that will be employed in determining amounts payable by Bankers to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at Bankers' domestic offices.

            "Asset Sale" has the meaning assigned to such term in the Senior Credit as in effect on the date hereof.

            "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination thereof, the quotient obtained by dividing (A) the sum of the products of (1) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (2) the amount of each such principal payment by (B) the sum of all such principal payments.

            "Bankers" means Bankers Trust Company, in its individual capacity.

            "Bankruptcy Code" means Title 11 of the United States
Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Base Annual Capex Amount" has the meaning assigned to that term in subsection 6.14.3.

            "Board" means the Board of Governors of the Federal
Reserve System of the United States.

            "Borrowing" means the borrowing of Loans hereunder.

            "Borrowing Base" means, as at any time, an amount equal to (i) the aggregate amount of Eligible Receivables (as reflected in the most recent Borrowing Base Certificate delivered to the Administrative Agent, pursuant to
Section 5.12, prior to such time), minus (ii) 25% of such aggregate amount, minus (iii) the Permitted Lien Deduction Amount, minus (iv) the Additional Reserve, if any, as at such time. As used herein, "Additional Reserve" means, as at any time, an amount that, (x) on the basis of any increase (as compared to the historical levels as of the Closing Date) (other than a de minimis increase) in the aggregate amounts or ratios of defaulting or delinquent Receivables, dilutions or liabilities of the Company to its customers that may be asserted against the Receivables or any other change (other than a de minimis change) in the characteristics of Receivables or Eligible Receivables or the speed of collections or similar applicable circumstances deemed relevant by the Administrative Agent in its reasonable judgment, the Administrative Agent has determined (after giving effect to the deduction referred to in clause (ii) above, the deductions referred to in the definition of "Eligible Receivable" and the amount then on deposit, pursuant to Section 5.13, in the Cash Collateral Account) is required to be deducted from the Borrowing Base as at such time in order to insure that the collections received from time to time shall suffice for the payment hereunder in a timely fashion of the principal of and interest on the Loans and all other amounts then or within the following month due hereunder.

            "Borrowing Base Certificate" means the certificates of the Company concerning the Company's Borrowing Base, which certificate shall be substantially in the form of Exhibit XVI annexed hereto, with such changes and schedules attached thereto as the Administrative Agent may from time to time reasonably require.

            "Business Day" means (A) for all purposes other than as covered by clause (B) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law or other governmental action to close and (B) with respect to all notices, determinations, fundings and payments in connection with LIBOR, any day which is a Business Day described in clause (A) and which is also a day for trading by and between banks in Dollar deposits in the applicable London interbank market.

            "Capex Carryover Amount" has the meaning assigned to that term in subsection 6.14.5.

            "Capital Expenditures" means, in respect of any Person, (A) expenditures (whether paid in cash or accrued as a liability and including, without limitation, interest which is required to be capitalized under GAAP) by such Person which, in conformity with GAAP, are required to be included in "additions to property, plant or equipment" or similar items reflected in a statement of changes in financial position of such Person and
(B) to the extent not included in clause (A) above, any Indebtedness (whether or not recourse to such Person and whether or not assumed or guaranteed by such Person) secured by any asset acquired by such Person pursuant to any expenditure of the type described in clause (A) above, or owing by any entity acquired by such Person pursuant to any expenditure of the type described in clause (A) above (it being understood that each item covered in this clause (B) shall be deemed incurred as of the date of the applicable acquisition); provided that any Indebtedness referred to in this clause (B) owing by an entity acquired by such Person that is not a Wholly Owned Subsidiary of such Person shall only be included in an amount equal to the product of (1) such Person's direct or indirect percentage of equity ownership in such entity at the time such Indebtedness is incurred or deemed incurred and
(2) the amount of such Indebtedness.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

            "Cash" means money, currency or a credit balance in a Deposit Account.

            "Cash Collateral Account" means that certain cash collateral account of the Company established and maintained pursuant to the Cash Collateral Agreement.

            "Cash Collateral Agreement" means the Cash Collateral
Agreement substantially in the form of Exhibit XVII annexed hereto, executed and delivered by the Company, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Cash Equivalents" means (A) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (C) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (D) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000, (E) Eurodollar time deposits having a maturity of less than one year purchased from any Lender directly (whether such deposit is with such Lender or any other Lender hereunder) and (F) repurchase agreements and reverse repurchase agreements with any Lender or any primary dealer of United States government securities relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy--Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy") and, in the case of a repurchase agreement with a primary dealer, the Company shall take possession of the obligations subject to such arrangement.

            "Cash Release Request" has the meaning assigned to that term in Section 5.13 of this Agreement.

            "CG&R" means Cahill Gordon & Reindel, as counsel for the Lenders in connection with this Agreement and the transactions contemplated hereby, and any successor counsel thereto.

            A "Change in Control" shall be deemed to have occurred if (A) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as in effect on the date hereof) other than (1) The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), MS Group, Fort Howard Equity Investors L.P., Fort Howard Equity Investors II, L.P. and their respective general or limited partners and/or Affiliates or
(2) any employee benefit plan of the Company or of any of its Affiliates shall become the beneficial owner of shares representing 25% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company or (B) there shall occur during any period after the Closing Date a change in the Board of Directors of the Company pursuant to which the individuals who constituted the Board of Directors of the Company at the beginning of such period (together with any other director whose election by the Board of Directors of the Company (or whose nomination by the Board of Directors for election by the stockholders of the Company) was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election was previously so approved or by a duly authorized committee of the Board of Directors (which committee was designated by at least a majority of directors then in office who either were directors at the beginning of such period or whose election was previously so approved) cease to constitute 75% of the directors of the Company at the end of such period.

            "Closing Date" means the "Closing Date" as such term is defined in the Senior Credit Agreement as in effect on the date hereof.

            "Closing Date Excess Equity Proceeds Amount" means the amount of net cash proceeds derived from the Common Stock Offering in excess of the difference between (A) $300,000,000 and (B) the amount of Transaction Costs reasonably estimated by the Company to be attributable to the issuance of common stock in the Common Stock Offering assuming it provides gross proceeds to the Company equal to $300,000,000.

            "Collateral" means, as of any date of determination, the Receivables and all other property encumbered by the Collateral Documents.

            "Collateral Agent" means the Administrative Agent or such other Person that is the collateral agent pursuant to the Collateral Documents.

            "Collateral Documents" means the Pledge Agreements and all other instruments or documents delivered by the Company in order to grant Liens on any Collateral, as amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Collections" means all Cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Receivables.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make the Loans hereunder in a maximum aggregate amount set forth opposite such Lender's name in Schedule B annexed hereto under the heading "Commitments" as such maximum amount may be reduced pursuant to subsection 9.1.3 by such Lender entering into a Registered Transfer Supplement.

            "Commitment Fee Letter" means the fee letter agreement dated January 31, 1995 among the Company and the Arrangers, as such agreement is in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time.

            "Commodities Agreement" means any forward contract, option, futures contract, futures option, or similar agreement or arrangement entered into by the Company designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities.

            "Common Stock" means the common stock of the Company, par value $.01 per share.

            "Common Stock Offering" means the initial public offering by the Company on the Closing Date of shares of newly issued Common Stock, on the terms and subject to the conditions described in the Prospectus (including, without limitation, any shares sold pursuant to any over-allotment option granted in connection therewith).

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to the Lenders by the Company pursuant to clause (B) of subparagraph (iv) of Section 5.1.

            "Consolidated Domestic Capital Expenditures" means, for any period, the sum of (A) the aggregate of all Capital Expenditures by the Company and its Domestic Subsidiaries during such period, plus (B) to the extent not covered by clause (A) hereof, the aggregate of all expenditures by the Company and its Domestic Subsidiaries to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, including, without limitation, the amount of any Indebtedness of any such acquired Person, whether or not such Indebtedness is assumed or guaranteed by the Company or any Subsidiary of the Company (other than any such expenditures of the type permitted under clause (ix) or clause (x) of Section 6.3), it being understood that each item covered by this clause (B) shall be deemed incurred as of the date of the applicable acquisition; provided that any Indebtedness referred to in this clause (B) of any acquired Person that is not a Wholly Owned Subsidiary of the Company shall only be included in an amount equal to the product of (1) the Company's direct or indirect percentage of equity ownership in such acquired Person at the time such Indebtedness is incurred or deemed incurred and
(2) the amount of such Indebtedness.

            "Consolidated EBITDA" means, without duplication, for any period, the total of the amounts for such period of
(A) Consolidated Net Income, plus (B) provision for taxes based on income, plus (C) total interest expense (including that attributable to Capital Leases), plus (D) depreciation expense, plus (E) amortization expense, plus (F) other non-cash items reducing or deducted in calculating Consolidated Net Income, minus (G) other non-cash items increasing Consolidated Net Income, minus (H) charges against the Special Reserve, all as determined on a consolidated basis for the Company and its Subsidiaries for such period taken as a single accounting period determined (other than in the case of clause H) in conformity with GAAP.

            "Consolidated Interest Expense" means, for any period, without duplication, (A) total interest expense for such period (including that attributable to Capital Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (and excluding capitalized interest, to the extent such capitalized interest constitutes a Capital Expenditure or a Consolidated Domestic Capital Expenditure), and (B) net costs under Interest

Rate Agreements for such period, but excluding, however, in the case of clause (A), interest expense not payable in cash (including amortization of discount), any amounts referred to in Section 2.4 payable to the Administrative Agent and the Lenders on or before the Closing Date and Transaction Costs relating to the Recapitalization, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Net Income" for any period, means the net income (or loss) of the Company and its Subsidiaries (whether or not consolidated with the Company pursuant to GAAP for financial reporting purposes) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded
(A) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (B) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with any of the Company's Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (C) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (D) any after-tax cash gains or losses attributable to Asset Sales.

            "Consolidated Rental Payments" means, for any period, the aggregate amount of all amounts paid or payable or accrued or accruable during such period under all Capital Leases and Operating Leases of the Company and its Subsidiaries (net of sublease income), all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (A) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (B) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof, or (C) under Commodities Agreements, Currency Agreements or Interest Rate Agreements. Contingent Obligations shall include, without limitation, (A) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (B) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (3) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any such agreement the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to in the case of a Contingent Obligation described in clause (A) in the first sentence of this definition, the amount of the obligation so guaranteed or otherwise supported, in the case of a Contingent Obligation described in clause (B) in the first sentence of this definition, the amount available to be drawn under the relevant letter of credit and in the case of a Contingent Obligation described in clause (C) in the first sentence of this definition, the relevant Termination Value.

            "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Controlled Foreign Corporation" means any direct or indirect Subsidiary of the Company which is a controlled foreign corporation, as defined in section 957(a) (or successor provision) of the Internal Revenue Code.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by the Company designed to protect the

Company or any of its Subsidiaries against fluctuations in currency values.

            "Deficiency Amount" has the meaning assigned to that term in Section 5.13.

            "Deficiency Notice" has the meaning assigned to that term in Section 5.13.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Discretionary Excess Cash Flow Deduction Amount" has the meaning assigned to such term in the Senior Credit
Agreement as in effect on the date hereof.

            "Discretionary Excess Cash Flow Balance" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Discretionary Equity Proceeds Balance" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Discretionary Voluntary Prepayment" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Dollars" or the sign "$" means the lawful money of the United States of America.

            "Domestic Capex Maximum" has the meaning assigned to that term in subsection 6.14.4.

            "Domestic Subsidiary" means, at any date of determination, any Subsidiary of the Company other than a Foreign Subsidiary.

            "8-1/4% Unsecured Notes" means the Company's 8-1/4% Senior Notes due February 1, 2002, issued and outstanding pursuant to a certain indenture, dated as of February 1, 1994 between the Company and Norwest Bank Wisconsin, N.A., as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Eligible Receivables" means each Receivable of the Company except a Receivable:

            (i) to which the Company does not have sole legal and beneficial ownership;

          (ii) which arises out of a sale made by the Company to a Subsidiary;

          (iii) (a) which is unpaid more than 90 days from the date of invoice or (b) which has been written off the books of the Company or has been otherwise designated by the Company as uncollectible;

           (iv) which is from an account debtor or an Affiliate of such account debtor that has a Receivable excluded under clause (iii) above and fifty percent (50%) or more of all Receivables from such account debtor and such of its Affiliates are ineligible under clause (iii);

            (v)  as to which the account debtor for such
      Receivable is a creditor of the Company, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Receivable or any other Receivable which has not been resolved, in which case such Receivable shall be deemed not to be an Eligible Receivable but only to the extent of the amount owed by the Company to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be;

           (vi) as to which the account debtor is (or its assets are) the subject of an Insolvency Event;

          (vii) which is not payable in Dollars or as to which the account debtor for the Receivable is either not organized under the laws of the United States of America or any State thereof or is located outside or has its principal place of business or substantially all of its assets outside the continental United States, except to the extent such Receivable is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent (as to form, substance and issuer) and in the possession of the Administrative Agent;

         (viii) as to which the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory, other than sales made in the ordinary course of the Company's business containing customary terms for the return of defective or non-conforming goods;

           (ix) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Company duly assigns its rights to payment of such Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. {{ 3727 et seq.), which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (x) which does not comply with all requirements of law, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

           (xi)  as to which there shall have attached any Lien
      (whether or not such Lien may be permitted to exist under the provisions of the Company Receivables Pledge
      Agreement) other than the Lien granted pursuant to the Company Receivables Pledge Agreement; or

          (xii) (a) as to which either the perfection, enforceability or validity of the Administrative Agent's security interest or the Lenders' right or ability to receive direct payments is governed by any federal or state statutory requirement other than those of (x) the statute referred to in clause (ix) above or (y) the UCC, or (b) which is not subject to a valid and perfected Lien in favor of the Administrative Agent for the benefit of the Lenders having the priority required by Section 4(a) of the Receivables Pledge Agreement.

            "Environmental Laws" means federal, state, local and foreign law or regulations, codes, orders, decrees, judgments, permits, authorizations, agreements, or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to occupational safety and health and other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "Equity Offering" means any issuance or sale by the Company or any Subsidiary of the Company whether pursuant to a registered public offering, private placement or otherwise of any shares of capital stock or other equity securities of the Company or any Subsidiary of the Company, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such securities or such convertible or exchangeable obligations, other than issuances or sales of Common Stock pursuant to the Common Stock Offering and other than issuances and sales of shares of capital stock or other equity securities of a Subsidiary of the Company to the Company or a Subsidiary of the Company.

            "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time and any successor statute.

            "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is under common control with that Person within the meaning of
Section 4001(b) of ERISA and the regulations promulgated thereunder or that would be treated as a single employer with that Person (A) under Section 414(b) or (c) of the Internal Revenue Code or (B) solely for purposes of any section or sections of the Internal Revenue Code or ERISA to which such section or sections apply, under Section 414(m) or (o) of the Internal Revenue Code.

            "Event of Default" means each of the events set forth in ARTICLE VII.

            "Excess Cash Flow" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, and any successor statute.

            "Existing Credit Facilities" means the 1988 Credit
Agreement and the 1992 Credit Agreement, together with, in each case, all notes, mortgages, security instruments and other ancillary or related documentation.

            "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries listed on Schedule C annexed hereto.

            "Existing Mill Expansion Equipment" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Existing Subordinated Debt" means the 12-5/8%
Subordinated Debentures and the 14-1/8% Discount Debentures, together with, in each case, all obligations of the Company set forth in the indentures relating thereto.

            "Expansion Lease" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Expansion Project" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Fair Value" means, with respect to any asset or property (including intangibles or instruments), the fair market value thereof as determined by the Board of Directors of the Company or a committee thereof (or, if authorized to do so by the Board of Directors of the Company or a committee thereof, by the Chief Financial Officer or the Chief Accounting Officer of the Company) in each case pursuant to standards, assumptions and procedures set forth in Exhibit XVIII annexed hereto.

            "First Tier Foreign Subsidiary" means, at any date of determination, a Foreign Subsidiary of the Company (A)(i) which is organized under the laws of a jurisdiction other than the United States or any State thereof and (ii) as to which the Company and/or one or more Subsidiaries organized under the laws of the United States of America or any State thereof hold directly shares of stock or other equity interests having more than 50% of the total voting power of shares of the capital stock or other equity interests therein (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or (B) which is organized under the laws of the United States of America or any

State therein and which does not have any Subsidiaries that are Foreign Subsidiaries.

            "Foreign Subsidiary" means each of the following:
(A) each Subsidiary or Joint Venture of the Company identified as such on Schedule A annexed hereto, (B) each Subsidiary or Joint Venture of the Company which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and (C) each Subsidiary or Joint Venture of the Company which is organized under the laws of the United States of America or any State thereof more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

            "Fort Howard Holding" means Fort Howard Holding,
Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

            "Fort Sterling" means Fort Sterling Limited, an
English limited liability company and a Foreign Subsidiary of the Company.

            "14-1/8% Discount Debentures" means the Company's 14-1/8% Junior Subordinated Discount Debentures due November 1, 2004, issued and outstanding pursuant to a certain indenture, dated as of November 1, 1988 between the Company and Society National Bank, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Funding Date" means a Business Day selected by the Company and identified in a Notice of Borrowing delivered in accordance with subsection 2.1.2 for the funding by the Lenders of the Loans, which Business Day shall not be later than 45 days after the Closing Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that compliance by the Company with the financial covenants set forth in Section 6.6 shall be calculated in accordance with GAAP as in effect on the Closing Date.

            "General Account Assets" means the assets allocated to the general account of an insurance company subject to state regulation.

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Green Bay Dry Form Machine" means the third air-laid
(dry form) paper machine installed at the Company's Green Bay, Wisconsin Mill, together with related ancillary improvements or equipment.

            "Green Bay Sludge Boiler" means the industrial boiler installed in the vicinity or as a part of the Company's Green Bay, Wisconsin Mill following the date of this Agreement which is designed to burn, among other things, sludge generated by the Company's wastepaper recycling operations.

            "Greenfield Expansion Assets" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Guarantor Subsidiary" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Guarantor Subsidiary Guarantee" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Indebtedness", as applied to any Person, means
(A) all indebtedness for borrowed money, (B) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (D) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (1) due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services in respect thereof, or (2) evidenced by a note or similar written instrument and (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

            "Indemnitees" has the meaning assigned to that term in Section 9.3.

            "Information Package" means, collectively, the
Memorandum dated January 1995 delivered by the Administrative
Agent to the Lenders, the Registration Statement and any supplementary letter delivered by the Company to the Administrative Agent, in each case as it may be supplemented to the date of the signing of this Agreement.

            "Initial Major Expansion Project" means the first Expansion Project to be commenced by the Company or any of its Subsidiaries after the Closing Date that involves or will involve Capital Expenditures by the Company and its Subsidiaries in respect thereof in an aggregate amount estimated by the Company in its reasonable judgment to be $100,000,000 or more to complete and put in service.

            "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (a) a voluntary or involuntary petition for bankruptcy or other relief involving that Person, its assets or its liabilities under the Bankruptcy Code or any similar statute, (b) an assignment of its assets for the benefit of creditors, (c) its failure, suspension of business operations, or insolvency, (d) appointment of a receiver or trustee for it or a substantial portion of its assets, or (e) general failure to pay its debts as they become due.

            "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company which, in the case of the Company, is owing to any Subsidiary or which, in the case of any such Subsidiary, is owing to the Company or any other Subsidiary of the Company.

            "Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Consolidated
Interest Expense for such period.

            "Interest Payment Date" means, with respect to a Loan, if it is an Adjusted LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six or more months, "Interest

Payment Date" shall also include each Interest Period
Anniversary Date for such Interest Period.

            "Interest Period" means any interest period applicable to a Loan as determined pursuant to subsection
2.3.2.

            "Interest Period Anniversary Date" means, for each
Interest Period which is six or more months, each three-month anniversary of the commencement of such Interest Period.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

            "Interest Rate Determination Date" means, for each
Interest Period, the second Business Day prior to the first day of the related Interest Period for an Adjusted LIBOR Loan.

            "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended from time to time hereafter and any successor statute.

            "Investment", as applied to any Person (the
"Investor"), means any direct or indirect purchase or other acquisition by the Investor of, or a beneficial interest in, stock or other Securities of any other Person other than (A) in the case of each Investor that is a Foreign Subsidiary, a direct or indirect Subsidiary of such Foreign Subsidiary and
(B) in the case of each Investor that is the Company or a Domestic Subsidiary, a Subsidiary that is not a Foreign Subsidiary, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Investor to any other Person other than (A) in the case of each Investor that is a Foreign Subsidiary, a direct or indirect Subsidiary of such Foreign Subsidiary and (B) in the case of each Investor that is the Company or a Domestic Subsidiary, a Subsidiary that is not a Foreign Subsidiary, including all indebtedness and accounts receivable owing to the Investor from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of the Investor's business (other than Royalty or Management Fees). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. A Contingent Obligation of the Company or any of its Subsidiaries in respect of the obligations of a Foreign Subsidiary shall constitute an Investment in such Foreign Subsidiary to the extent of such Contingent Obligation. The amount of such Investment shall be equal to the amount of the Contingent Obligation as determined by the last sentence of the definition of Contingent Obligation. Any renewals, extensions or replacements of an existing Contingent Obligation or other Indebtedness which constitutes an Investment hereunder shall not constitute a new Investment at the time of such renewal, extension or replacement except to the extent such renewal, extension or replacement increases the amount of such Contingent Obligation and then only to the extent of such increase.

            "Investment Grade Ratings" has the meaning assigned to that term in subsection 2.3.1.

            "Investor" has the meaning assigned to that term in the definition of Investment.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "Lender" has the meaning assigned to that term in the introduction to this Agreement and includes Bankers, BOA and Chemical Bank, in their individual capacities.

            "Letter of Credit" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Leverage Ratio" means, for any period, the ratio of the principal amount of Senior Secured Indebtedness outstanding at the last day of such period to Consolidated EBITDA for such period.

            "Leveraged Swap" means any Commodities Agreement, Currency Agreement or Interest Rate Agreement pursuant to which any party shall be entitled to receive from the counterparty thereto, in respect of each notional Dollar or other applicable unit that is the subject thereof, any payment or credit in excess of the amount necessary to compensate such party for the actual and direct cost or deemed cost to such party of any fluctuation in interest rates or currency exchange rates in respect of such Dollar or other unit of currency or market costs or prices in respect of each such unit.

            "LIBOR" means, in respect of any Adjusted LIBOR Borrowing for any Interest Period, the rate per annum at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Adjusted LIBOR Borrowing and for a maturity comparable to such Interest Period are offered to the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for such Interest Period.

            "LIBOR Spread" means the percent per annum from time to time in effect pursuant to paragraph (d) of subsection
2.3.1.

            "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" or "Loans" means the loans made by the Lenders to the Company pursuant to Section 2.1.1. Each Loan shall be either an Adjusted LIBOR Loan or an ABR Loan.

            "Loan Documents" means this Agreement, the Notes and the Collateral Documents.

            "Management Agreements" means (A) the Management Equity Participation Agreements between the Company and certain officers and directors and holders of stock (or options on stock), (B) the Fort Howard Corporation Management Equity Plan (the "Plan") effective as of April 29, 1991, and the Agreements (as defined in the Plan) related thereto, (C) the Fort Howard Corporation 1995 Stock Incentive Plan (the "1995 Plan") effective as of January 15, 1995, and the Award Agreements (as defined in the 1995 Plan) related thereto, and (D) any equity-based plan (a "Broad-Based Plan") adopted by the Company for its employees generally (provided that any such Broad-Based Plan may not cause the Company to exceed (i) the limitation on Investments set forth in subparagraph (xiii) of Section 6.3 or
(ii) the limitation on repurchases or redemptions of Common Stock set forth in subclause (D)(2) of Section 6.5), as such Management Equity Participation Agreements, the Plan, the Agreements, the 1995 Plan and the Award Agreements and any

Broad-Based Plan are in effect on the date of this Agreement (or the date of adoption in the case of any Broad-Based Plan) and as they may have been and hereafter may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal
Reserve System of the United States as in effect from time to time.

            "Material Subsidiary" means each Subsidiary of the Company or its successors now existing or hereafter acquired or formed by the Company or such successors which (A) for the most recent fiscal year of the Company or such successors accounted for more than 10% of the consolidated revenues of the Company or such successors, or (B) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company or such successors as shown on the consolidated financial statements of the Company or such successors, as the case may be, for such fiscal year.

            "Maturity Date" means the seventh anniversary of the Closing Date.

            "Moody's" means Moody's Investors Service, Inc., together with any successor thereto that issues ratings of corporate securities.

            "MS Group" means Morgan Stanley Group Inc.

            "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

            "9% Senior Subordinated Notes" means the Company's 9% Senior Subordinated Notes due February 1, 2006, issued and outstanding pursuant to a certain indenture, as amended, dated as of February 1, 1994 between the Company and The Bank of New York, as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "9-1/4% Unsecured Notes" means the Company's 9-1/4% Senior Notes due March 15, 2001, issued and outstanding pursuant to a certain indenture, dated as of March 15, 1993 between the Company and Norwest Bank Wisconsin, N.A., as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "1988 Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of October 24, 1988, among FH Acquisition Corp. and the lenders party thereto and Bankers Trust Company, Bank of America National Trust and Savings Association, The Bank of Nova Scotia, Chemical Bank, The Industrial Bank of Japan, Limited, New York Branch and Wells Fargo, N.A., as lead managers and Bankers Trust Company, as agent, as amended to the Closing Date.

            "1988 Revenue Bond Indenture" means the indenture pursuant to which the 1988 Revenue Bonds were issued.

            "1988 Revenue Bonds" means the Development Authority of Effingham County Pollution Control Revenue Bonds (Fort
Howard Corporation Project) Series 1988, issued by the
Development Authority of Effingham County to refund the 1985
Revenue Bonds.

            "1992 Credit Agreement" means that certain Credit
Agreement, dated as of March 22, 1993, among Fort Howard
Corporation, the lenders party thereto and Bankers Trust
Company, as agent, as amended to the Closing Date.

            "Non-U.S. Person" has the meaning assigned to that term in paragraph (e) of subsection 2.7.7.

            "Notes" means one or more of the promissory notes of the Company issued in registered form in respect of the Loans pursuant to subsection 2.1.4 or issued in registered form as replacement notes in connection with an assignment made pursuant to this Agreement and, in each case, substantially in the form of Exhibit III annexed hereto, as the same may be modified, endorsed or amended from time to time.

            "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto with respect to the proposed Borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto with respect to a proposed conversion or continuation.

            "Obligations" means all obligations of every nature of the Company from time to time owed to the Administrative
Agent or the Lenders or any of them under the Loan Documents.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (A) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (B) a statement that, in the opinion of the signer or signers, he or they have made or have caused to be made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such condition has been complied with, and (C) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which that Person is a lessee and which is not a Capital Lease.

            "Other Taxes" has the meaning assigned to that term in paragraph (b) of subsection 2.7.7.

            "Participants" has the meaning assigned to that term in subsection 9.1.2.

            "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any ERISA Affiliate of the Company, other than a Multiemployer Plan.

            "Permitted Encumbrances" means the following types of
Liens:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 5.3;

           (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) Any attachment or judgment Lien not in excess of $20,000,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (v) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

           (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) Any interest or title of a lessor under any lease permitted by Section 6.9;

         (viii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

           (ix)  Liens in favor of customs and revenue
      authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) Liens securing surety bonds in an amount not to exceed individually or in the aggregate $5,000,000 at any time outstanding; and

           (xi) Liens securing appeal bonds, which Liens do not cover assets having a value in excess of $20,000,000 individually or in the aggregate at any time and which assets are valued at the greater of (A) fair market value and (B) book value.

            "Permitted Expansion Construction Financing" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Permitted Expansion Financing" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Permitted Lien Deduction Amount" means, at any time, the aggregate amount of Liens (other than the Lien of the Cash Collateral Agreement) that are permitted to encumber the Cash Collateral Account pursuant to Section 8 of the Cash Collateral Agreement (but only to the extent such Liens do not also encumber the Receivables).

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to
Section 406 of ERISA and a plan (as defined in Section 4975 of the Internal Revenue Code) which is subject to Section 4975 of the Internal Revenue Code.

            "Pledge Agreements" means the Receivables Pledge
Agreement and the Cash Collateral Agreement.

            "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or waived within any applicable grace or cure period.

            "Preexisting Assumed Lien" means any Lien securing Indebtedness (A) of any Person that becomes a Foreign Subsidiary (or a Subsidiary of such Person) at the time such Person becomes a Foreign Subsidiary, which Indebtedness was not incurred in connection with the acquisition of such Person or an interest therein by the Company or any Subsidiary of the

Company and which Indebtedness and Lien are not prohibited under Section 6.1 or Section 6.2 hereof, or (B) incurred by the Company or a Subsidiary of the Company specifically to finance the acquisition of assets (which acquisition is not prohibited hereunder) and which Indebtedness and Lien are (1) as of the date of such acquisition, held by the seller of such assets,
(2) not prohibited under the provisions of Section 6.1 or 6.2 of this Agreement and (3) evidenced by an instrument or instruments which (i) neither prohibit or restrict the granting of a junior Lien on the encumbered assets in favor of the Lenders nor limit any rights or remedies of the Lenders in respect of any such junior Lien and (ii) contain a warranty by the applicable seller that, as of the date of such acquisition, such seller has no present intention or plan to transfer for value or pledge such Indebtedness and Lien to any other Person.

            "Prime Rate" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Prior Liens" means, in respect of the Collateral described in any Collateral Document, the Liens described in the schedules annexed to such Collateral Document (if any) and any other Liens which, pursuant to the provisions of such Collateral Document, are or may be superior to the Lien of such Collateral Document.

            "Projections" has the meaning assigned to such term in subsection 3.1.11.

            "Proportionate Share" of a Lender means a fraction, expressed as a decimal, obtained by dividing its Commitment by the Total Loan Commitment.

            "Prospectus" means the prospectus of the Company dated February 8, 1995, relating to the Common Stock Offering, as amended and supplemented on or prior to the date of the signing of this Agreement.

            "Purchasing Lenders" has the meaning assigned to that term in subsection 9.1.3.

            "Qualified Currency Agreement" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Qualified Interest Rate Agreement" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Ratio 1" means, for each period of four consecutive fiscal quarters of the Company (treated as a single accounting period), the Interest Coverage Ratio for such period.

            "Ratio 2" means, for each period of four consecutive fiscal quarters of the Company (treated as a single accounting period), the Leverage Ratio, as of the last day of such period.

            "Recapitalization" means, collectively, (A) the Common Stock Offering, (B) the repayment in full of all loans outstanding, and other amounts due, under the Existing Credit Facilities and the Senior Secured Notes, (C) the redemption and retirement of the Existing Subordinated Debt, (D) the execution and delivery of the Senior Credit Agreement and any additional documentation required pursuant to the Senior Credit Agreement and the consummation of the transactions contemplated thereunder and (E) the execution and delivery of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereunder and thereunder.

            "Receivables" means all of the Company's rights to payment for goods sold or leased or services performed by the Company for or to any Person (other than a Foreign Subsidiary of the Company that is a Controlled Foreign Corporation), whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with
(1) all security pledged, assigned, hypothecated or granted to or held by the Company to secure the foregoing, (2) general intangibles arising out of the Company's rights in any goods, the sale of which gave rise thereto, (3) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (4) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, and (5) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers.

            "Receivables Pledge Agreement" means the Company
Receivables Pledge Agreement substantially in the form of
Exhibit IX annexed hereto executed and delivered by the

Company, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Receivables Transaction" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Refinancing Foreign Debt" means any Indebtedness of a Foreign Subsidiary of the Company, incurred in accordance with the provisions of subparagraph (iv) of Section 6.1, all the net cash proceeds of which are used to refinance the Indebtedness identified on Schedule C annexed hereto as "Foreign Indebtedness" or any previously incurred Refinancing Foreign Debt of such Subsidiary.

            "Refinancing Senior Unsecured Debt" or "Refinancing Senior Unsecured Indebtedness" means any unsecured Indebtedness of the Company, incurred in accordance with the provisions of subparagraph (ii) of Section 6.1, all of the net cash proceeds of which are used to refinance Senior Unsecured Notes or any previously incurred Refinancing Senior Unsecured Debt.

            "Register" has the meaning assigned to that term in subsection 9.1.5.

            "Registered Transfer Supplement" has the meaning assigned to that term in subsection 9.1.3.

            "Registration Statement" means the Registration Statement No. 33-56573, filed by the Company on February 8, 1995 with the Securities and Exchange Commission in connection with the Common Stock Offering, as it may be amended or supplemented on or prior to the date of the signing of this Agreement.

            "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System of the United States as in effect from time to time.

            "Release" has the meaning assigned to that term in
Section 5.10.

            "Release Condition" has the meaning assigned to that term in Section 5.10.

            "Release Notice" has the meaning assigned to that term in Section 5.10.

            "Release Transaction" has the meaning assigned to that term in Section 5.10.

            "Requisite Lenders" means, as of any date of determination, one or more Lenders having an aggregate Credit Exposure Percentage as of such date greater than 50%. As used herein, the "Credit Exposure Percentage" of one or more Lenders as of any date is a fraction, expressed as a percentage, of which (A) the numerator is the Commitment of such Lender as of such date and (B) the denominator is the Total Loan Commitment as of such date.

            "Restricted Junior Payment" means (A) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (B) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding, (C) whether in cash or additional securities, any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness and (D) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company (other than Common Stock of the Company or options or rights to acquire Common Stock of the Company) now or hereafter outstanding.

            "Revolving Loan Commitment" shall have the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Royalty or Management Fees" means those amounts owed or owing from time to time by a Foreign Subsidiary of the Company to the Company or any of its Domestic Subsidiaries pursuant to agreements which provide for the provision of management or technical services or advice or the licensing of patents, trademarks, trade secrets, know-how or proprietary information; provided that such amounts for any period in respect of the services or advice so provided or such licenses, as the case may be shall not exceed the fees that would be charged by an unaffiliated third party for such services, advice or licenses.

            "Sale/Leaseback Transaction" means an arrangement with any bank, insurance company or other lender or investor or to which any such lender or investor is a party, providing for the leasing by the Company or a Subsidiary of the Company of any property, whether now owned or hereafter acquired, which has been or is to be sold or transferred by the Company or any Subsidiary of the Company to such lender or investor.

            "Savannah Boiler" means the next industrial boiler installed at the Company's Effingham County, Georgia Mill following the date of this Agreement.

            "Savannah Project" means the acquisition and construction of the next tissue paper manufacturing machine to be constructed or acquired after the Closing Date at the Company's Effingham County, Georgia Mill, together with related manufacturing, converting and ancillary equipment, improvements and facilities.

            "Scheduled Term Loans Principal Payment" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Second Expansion Project" has the meaning assigned to that term in subsection 6.14.4.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Senior Credit Agreement" means that certain Credit
Agreement, dated as of the date hereof, among the Company, the lenders identified therein and Bankers, BOA and Chemical Bank, as arrangers and Bankers as administrative agent.

            "Senior Lenders" means the lenders from time to time party to the Senior Credit Agreement.

            "Senior Loans" means the loans made by the lenders to the Company pursuant to the Senior Credit Agreement.

            "Senior Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of September 11, 1991, as amended, by and among the Company and the other Persons listed on the signature pages thereto, relating to the Senior Secured Notes.

            "Senior Secured Indebtedness" means the following obligations of the Company and/or any of its Subsidiaries:
(A) Indebtedness of the type described in clause (B) of the definition of Indebtedness, (B) the Indebtedness described in subparagraph (vii) and subparagraph (x) of Section 6.1, (C) any other Indebtedness of the Company or any Subsidiary of the Company that is not Subordinated Indebtedness and is secured by any Lien on any property of the Company or any Subsidiary of the Company and (D) the full amount of the obligations of the Company or any Subsidiary of the Company under any letter of credit issued for the account of the Company or any Subsidiary of the Company that are secured by a Lien on any property of the Company or any Subsidiary of the Company. In calculating the amount of Senior Secured Indebtedness, there shall be excluded in the case of any revolving loan facility or letter of credit commitment issued in favor of the Company or any Subsidiary of the Company, the then unutilized portion of such facility or commitment and, except as specified in clause (D) of the preceding sentence, any Contingent Obligation.

            "Senior Secured Notes" means the Series A Senior Secured Floating Rate Notes due 1997, the Series B Senior Secured Floating Rate Notes due 1998, the Series C-1 Senior Secured Floating Rate Notes due 1999, the Series C-2 Senior Secured Floating Rate Notes due 1999 and the Series D Senior Secured Floating Rate Notes due 2000, each as issued, and as amended from time to time, pursuant to the Senior Note Purchase Agreement.

            "Senior Unsecured Notes" means the 9-1/4% Unsecured
Notes and the 8-1/4% Unsecured Notes.

            "Sensitive Information" has the meaning assigned to that term in Section 5.5.

            "SIL Company" means SIL Company, a California corporation that is wholly owned by Fort Howard Holding and which owns indirectly 100% of the outstanding equity securities of Fort Sterling.

            "S&P" means Standard & Poor's Corporation, together with any successor that issues ratings of corporate securities.

            "Special Reserve" means the special reserve in the amount of $20,000,000 established as of December 31, 1994 by the Company in respect of certain environmental matters.

            "Status Certificate" has the meaning assigned to that term in paragraph (e) of subsection 2.7.7.

            "Stockholders Agreement" means one or more
Stockholders Agreements substantially in the form delivered to the Lenders (draft of 2/15/95), as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Subordinated Indebtedness" means the Indebtedness of the Company subordinated in right of payment to the Obligations, including, without limitation, the Subordinated
Notes and the Existing Subordinated Debt.

            "Subordinated Notes" means the 9% Senior Subordinated
Notes and the 10% Subordinated Notes.

            "Subsidiary" of any Person means any corporation, association or other Person of which more than 50% of the total voting power of shares of stock or other equity interests therein entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise indicated, "Subsidiary" means a Subsidiary of the Company.

            "Taxes" has the meaning assigned to that term in paragraph (a) of subsection 2.7.7.

            "10% Subordinated Notes" means the Company's 10% Subordinated Notes due March 15, 2003, issued pursuant to a certain indenture dated as of March 15, 1993 between the Company and United States Trust Company of New York, as Trustee, as such notes and indenture shall be in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Termination Event" means (A) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty

Corporation or any successor thereof under such regulations), or (B) the withdrawal of the Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (C) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (D) the filing by the Pension Benefit Guaranty Corporation (or any successor thereof) of a notice of its intent to terminate a Pension Plan, or (E) the receipt by the Company or any ERISA Affiliate of notice of the termination or reorganization of any Multiemployer Plan or (F) the occurrence of any other event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; provided that, for the purposes of
Section 4.11 only, the termination of any Pension Plan or termination or reorganization of any Multiemployer Plan and any action taken with respect to any such termination or reorganization shall not be a Termination Event if the Company and its ERISA Affiliates shall not incur net liabilities aggregating more than $25,000,000 (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereof), or to any other party under ERISA or the Internal Revenue Code) resulting from all such terminations or reorganizations.

            "Termination Value" of an Interest Rate Agreement or Currency Agreement at any time means the amount that would be payable by the Company to the counterparty thereto if such agreement was terminated at such time because of default of the Company thereunder.

            "Total Loan Commitment" has the meaning assigned to that term in Section 2.2.

            "Tranche B Term Loans" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary thereof in connection with the Recapitalization (other than interest expense).

            "Transferee" has the meaning assigned to that term in subsection 9.1.4.

            "12-5/8% Subordinated Debentures" means the Company's 12-5/8% Subordinated Debentures due November 1, 2000, issued and outstanding pursuant to a certain indenture, dated as of November 1, 1988 between the Company and United States Trust Company of New York, as Trustee, as in effect on the Closing
Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "UCC" means the Uniform Commercial Code, as in effect in the applicable jurisdiction.

            "Unsecured Expansion Financings" has the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.

            "Wholly Owned Subsidiary" of any Person means any Subsidiary all of the shares of capital stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

            Section 1.2  Accounting Terms.  For the purposes of
this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            Section 1.3  Other Definitional Provisions;
Anniversaries. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of the Closing Date shall occur on the same day of the applicable month as the day of the month on which the Closing Date occurred; provided that if the applicable month has no such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur on the last day of the applicable month.

            Section 1.4 Adjustment for Special Reserve. For purposes of calculating the Leverage Ratio in respect of periods which include fiscal quarters ending on or prior to December 31, 1994, Consolidated EBITDA shall be determined without taking into account the establishment of the Special Reserve.

            Section 1.5 Currency Equivalent Generally. For all purposes of this Agreement, (A) the equivalent in Dollars of any amount in any other currency shall be determined at the rate of exchange quoted by the Administrative Agent in New York City at 9:00 A.M. (New York City time) on the date of determination to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of such other currency with Dollars and (B) the equivalent in any currency (other than Dollars) of any amount in Dollars shall be determined at the rate of exchange quoted by the Administrative Agent in New York City at 9:00 A.M. (New York City time) on the date of determination to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such other currency. In determining compliance with the covenants and other terms of this Agreement that require amounts of another currency to be converted into Dollars or amounts of Dollars to be converted into another currency, as the case may be, such amounts shall be converted pursuant to the first sentence of this Section 1.5 on the date that (A) Indebtedness is incurred,
(B) an Investment is made, (C) a transfer of assets occurs or
(D) any other relevant transaction occurs, as the case may be.


                               ARTICLE II

                     COMMITMENTS AND LOANS; NOTES


            Section 2.1  Loans and Notes.

            2.1.1. Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company set forth herein and in each of the other Loan Documents, on the Funding Date, each Lender having a Commitment hereby severally agrees to lend the Company an aggregate amount not exceeding its Commitment. The aggregate amount of the Commitments is $60,000,000. Each Lender's Commitment shall expire on the Funding Date if the Loans are borrowed on the Funding Date but, in any event, not later than 5:00 P.M. (New York time) on the date 45 days after the Closing Date. The Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make the Loans hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in such other Lender's obligation to make the Loans hereunder. The Loans made on the

Funding Date shall be made in an aggregate amount of $60,000,000.

            2.1.2. Notice of Borrowing. The Company shall deliver to the Administrative Agent a Notice of Borrowing substantially in the form of Exhibit I annexed hereto in respect of the Borrowing to be made on the Funding Date. Such Notice of Borrowing shall be irrevocable and shall specify (A) the date on which the Loans are to be made (which shall be the same Business Day for all Loans made hereunder) and (B) whether such Loans will be based on Adjusted LIBOR or ABR. In the event that such Borrowing shall consist, in whole or in part, of Adjusted LIBOR Loans, such Notice of Borrowing shall be received by the Administrative Agent no later than 2:00 p.m. (New York time), at least three Business Days in advance of the Funding Date. In the event that such Borrowing shall consist solely of ABR Loans, such Notice of Borrowing shall be received by the Administrative Agent no later than 11:00 a.m. (New York time), at least one Business Day in advance of the Funding Date.

            2.1.3. Disbursement of Funds. (a) Promptly after receipt of the Notice of Borrowing pursuant to subsection 2.l.2, the Administrative Agent shall notify each Lender of the proposed Borrowing. Arrangements may be made satisfactory to the Company, the Administrative Agent and each Lender whereby an amount equal to the aggregate amount of the Loans to be borrowed on the Funding Date may be placed in escrow to facilitate the making of the Loans on the Funding Date; provided that in any event each Lender shall have made arrangements satisfactory to the Company, the Administrative Agent and such Lender whereby the funds for the Loans made on the Funding Date shall be made available by the Lenders to the Administrative Agent, not later than 1:00 P.M. (New York time) on the Funding Date. Upon satisfaction or waiver of the conditions precedent specified in Section 3.2, the Administrative Agent shall make the proceeds of the Loans available to the Company on the Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Administrative Agent at its office located at One Bankers Trust Plaza, New York, New York to be credited to the account of the Company at such office of the Administrative Agent. The parties hereto acknowledge and agree that the Loans will be borrowed in New York, New York.

            (b) Unless the Administrative Agent shall have been notified by any Lender prior to the Funding Date that such Lender does not intend to make available to the Administrative

Agent the amount of funds necessary to satisfy such Lender's obligations under subsection 2.1.1 on the Funding Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Funding Date and the Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the Company a corresponding amount on the Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date of borrowing of the Loans until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at ABR. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. Nothing in this subsection 2.l.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

            2.1.4. Notes. As of the Funding Date, the Company will have executed and delivered to each Lender, as applicable (or to the Administrative Agent for that Lender), a Note substantially in the form of Exhibit III annexed hereto, to evidence such Lender's Loans, in the principal amount of such Lender's Commitment, with other appropriate insertions.

            2.1.5. Maturity Date. Any prepayment of the Loans may not be reborrowed. The Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

            Section 2.2 Total Loan Commitment; Limitations on Outstanding Loan Amounts. The aggregate amount of the Commitments of all the Lenders hereunder as in effect at any time is herein called the "Total Loan Commitment" at such time. The Total Loan Commitment as of the Closing Date is $60,000,000. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the aggregate principal amount of the Loans made by a Lender exceed such Lender's Proportionate Share of the Total Loan Commitment.

            Section 2.3  Interest on the Loans.

            2.3.1. Rate of Interest. (a) The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to ABR or Adjusted LIBOR. The applicable basis for determining the rate of interest with respect to the Loans shall be selected by the Company at the time the Notice of Borrowing is given pursuant to sub-
section 2.1.2. If on any day a Loan is outstanding in respect of which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to ABR.

            (b) If a Loan is an ABR Loan, such Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when ABR is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to ABR (as ABR changes from time to time) plus the ABR Spread in effect at such time with respect to such Loan.

            (c) If a Loan is an Adjusted LIBOR Loan, such Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to Adjusted LIBOR for the Interest Period in effect for such Loan plus the LIBOR Spread in effect at such time with respect to such Loan.

            (d) The ABR Spread and LIBOR Spread per annum in respect of the Loans shall initially be as specified in "Category 1" in the table set forth below and shall be subject to adjustment from time to time after the Funding Date as provided in this paragraph. If, as of the last day of any fiscal quarter of the Company, the results of Ratio 1 and Ratio 2, as set forth in a Compliance Certificate delivered pursuant to subparagraph (iv) of Section 5.1, are such as to cause to be applicable any Applicable Category other than the category in the table below which was applicable on the date of delivery of such Compliance Certificate, the ABR Spread and the LIBOR Spread shall automatically be adjusted (effective as of the times set forth in the next succeeding sentence) to equal the amounts set forth as ABR Spread and LIBOR Spread, respectively, in such new Applicable Category and the spreads set forth in such new Applicable Category shall continue to be the ABR Spread and the LIBOR Spread until such time as there shall be delivered a Compliance Certificate indicating results of Ratio 1 and Ratio 2 which cause to be applicable a different Applicable Category. Each adjustment of the ABR Spread and the LIBOR Spread pursuant to this paragraph (d) shall take effect
(A) in the case of the ABR Spread, with respect to all ABR Loans outstanding on and after the date that is five Business Days following the date of delivery to the Administrative Agent of a Compliance Certificate pursuant to subparagraph (iv) of
Section 5.1 relating to the immediately preceding fiscal quarter and (B) in the case of the LIBOR Spread, with respect to all Interest Periods commencing on and after the date that is five Business Days following the date of delivery to the Administrative Agent of such Compliance Certificate.

                       Interest Rate Step-Downs

Category 1                                ABR Spread   LIBOR Spread

When none of the Categories
below is applicable                         1.50%           2.50%

Category 2

Ratio 1: 2.00 to 1 or higher                1.25%           2.25%
Ratio 2: 3.00 to 1 or lower

Category 3

Ratio 1: 2.25 to 1 or higher                1.00%           2.00%
Ratio 2: 2.75 to 1 or lower

Category 4

Ratio 1: 2.50 to 1 or higher                0.75%           1.75%
Ratio 2: 2.50 to 1 or lower

Category 5

Ratio 1: 2.75 to 1 or higher                0.50%           1.50%
Ratio 2: 2.25 to 1 or lower

Category 6

Ratio 1: 3.00 to 1 or higher                0.25%           1.25%
Ratio 2: 2.00 to 1 or lower

Category 7

Ratio 1: 3.25 to 1 or higher                0.00%           1.00%
Ratio 2: 1.50 to 1 or lower


Notwithstanding the foregoing provisions of this paragraph (d),
(i) there shall not be any adjustment to the ABR Spread or the LIBOR Spread, as provided above, until the first anniversary of the Closing Date (except if an Event of Default shall have occurred and be continuing) and (ii) at any time during which the Company has failed to deliver a Compliance Certificate described in subparagraph (iv) of Section 5.1 with respect to a fiscal quarter in accordance with the provisions thereof, or at any time that an Event of Default shall have occurred and shall be continuing, as of the date such Compliance Certificate is due or as of the date such Event of Default shall have occurred, as the case may be, the ABR Spread shall be reset, if necessary, to be 1-1/2% and the LIBOR Spread shall be reset, if necessary, to be 2-1/2% until such time as the Company shall deliver such certificate in accordance with the provisions of subparagraph (iv) of Section 5.1 or such Event of Default shall be cured or waived or shall otherwise no longer be continuing.

            (e) Notwithstanding the foregoing and except where an Event of Default shall have occurred and is continuing, if any senior unsecured debt obligations of the Company receive a rating from S&P of at least BBB-, or from Moody's of at least Baa3, from the date that is the fifth Business Day of the fiscal quarter of the Company following the fiscal quarter containing the first date that either such rating is announced and for so long as such rating shall remain in effect the LIBOR Spread and the ABR Spread, respectively, with respect to the Loans shall be 0.75% and 0.00% and if any senior unsecured debt obligations of the Company receive ratings from both S&P and Moody's of at least BBB- and Baa3, respectively (such ratings, the "Investment Grade Ratings"), from the date that is the fifth Business Day of the fiscal quarter of the Company following the fiscal quarter containing the first date that both the Investment Grade Ratings shall be effective and for so long as both such ratings shall remain in effect the LIBOR Spread and the ABR Spread, respectively, shall be 0.625% and 0.00%.

            (f) The applicable ABR Spread or LIBOR Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be presumptively correct absent manifest error.

            2.3.2. Interest Periods. In connection with each Adjusted LIBOR Loan, the Company shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period or, if permitted under subparagraph (vii) of this subsection 2.3.2, a twelve-month period; provided that:

            (i) subject to subparagraph (v) below, the Interest Period for an Adjusted LIBOR Loan shall commence on the date of such Loan and each Interest Period occurring thereafter in respect of such Adjusted LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (ii) if an Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if such Business Day occurs in a different month, such Interest Period shall expire on the Business Day next preceding such day;

           (iv) no Interest Period shall extend beyond the Maturity Date;

            (v) the initial Interest Period for a Loan which is converted pursuant to subsection 2.7.4 shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Loans of the other the Lenders which were not converted expire;

           (vi) there shall be no more than 6 Interest Periods relating to Loans outstanding at any time (it being understood that Interest Periods for Adjusted LIBOR Loans which are scheduled to end on the same date shall constitute one Interest Period for purposes of this clause
      (vi)); and

          (vii) no Loan may have an Interest Period of twelve months unless the Administrative Agent, after consultation with the Lenders, has determined in good faith based on prevailing conditions in the London interbank market on any date of determination that U.S. dollar deposits are generally offered by the Lenders to first class banks in the London interbank market for a comparable maturity.

            2.3.3.  Interest Payments.  Subject to subsection
2.3.5, interest shall be payable on the Loans as follows:

            (i) interest on each ABR Loan shall be payable in arrears on and to each September 30, December 30, March 30 and June 30 of each year, commencing on the first of such dates to occur after the Funding Date, upon any prepayment of any such Loan (to the extent accrued on the principal amount being prepaid) and at maturity of such ABR Loan; and

           (ii) interest on each Adjusted LIBOR Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the principal amount being prepaid) and at maturity of such Adjusted LIBOR Loan.

            2.3.4. Conversion or Continuation. (a) Subject to the provisions of Section 2.7, the Company shall have the option (A) to convert at any time all or any part of an outstanding ABR Loan equal to $10,000,000 principal amount and integral multiples of $1,000,000 in excess of that amount to an Adjusted LIBOR Loan; provided that, after giving effect to each such conversion, there shall not exist any Adjusted LIBOR Loan with a particular Interest Period that has a principal amount less than $25,000,000 (it being understood that Interest
Periods for Adjusted LIBOR Loans which are scheduled to end on the same date shall constitute one Interest Period for this purpose) or (B) upon the expiration of any Interest Period applicable to an Adjusted LIBOR Loan, (1) to continue all or any portion of such Loan equal to $25,000,000 principal amount and integral multiples of $1,000,000 in excess of that amount as an Adjusted LIBOR Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued or (2) to convert such Adjusted LIBOR Loan to an ABR Loan; provided that no outstanding Loan may be continued as, or be converted into, an Adjusted LIBOR Loan when any Event of Default or Potential
Event of Default has occurred and is continuing.

            (b) The Company shall deliver a Notice of Convers-ion/Continuation substantially in the form of Exhibit II annexed hereto to the Administrative Agent no later than 1:00 P.M. (New York time) at least three Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day),
(B) the amount of the Loan to be converted/continued, (C) the nature of the proposed conversion/continuation and (D) the requested Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Company may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.3.4; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/ Continuation to the Administrative Agent on or before the proposed conversion/continuation date. If the Company has failed timely to deliver a Notice of Conversion/Continuation or give such telephonic notice with respect to an Adjusted LIBOR

Loan, the Company shall be deemed to have delivered to the Administrative Agent a Notice of Conversion/Continuation to convert such Adjusted LIBOR Loan into an ABR Loan.

            (c) Neither the Administrative Agent nor any Lender shall incur liability to the Company in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.3.4 and upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, the Company shall have continued or converted, as the case may be, Loans hereunder.

            (d) Except as provided in subsection 2.7.4, a Notice of Conversion/Continuation for conversion to, or continuation of, an Adjusted LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest
Rate Determination Date, and the Company shall be bound to convert or continue in accordance therewith.

            2.3.5. Post-Maturity Interest. To the extent permitted by applicable law, any interest payment on the Loans not paid when due, whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for ABR Loans.

            2.3.6. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year (except for interest payable in respect of an ABR Loan based on the Prime Rate, which shall be computed on the basis of a 365/66 day year) and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or, in the case of an Adjusted LIBOR Loan, the Interest Payment Date, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan.

            Section 2.4  Commissions.

            2.4.1. Commitment Commissions. The Company agrees to pay to the Administrative Agent for distribution to each Lender commitment commissions with respect to the Total Loan

Commitment for the period from and including the Closing Date to and excluding the Funding Date, at an annual rate equal to 0.50%, such annual rate shall be applied on a daily basis to $60,000,000 from the Closing Date to the Funding Date. Such commitment commissions shall be payable in arrears on September 30, December 30, March 30 and June 30 of each year, commencing on the first such date to occur after the Closing Date, and the date such commitments expire or terminate, calculated, in all cases, on the basis of a 360 day year and the actual number of days elapsed.

            2.4.2. Bankers and Lenders' Commissions. The Company agrees to pay to Bankers and the other Lenders the commissions and other amounts at such times or upon the happening of such events as are set forth in the Commitment Fee Letter. Nothing herein set forth shall limit the rights of Bankers or the other Lenders to receive the fees and other amounts payable under the Commitment Fee Letter.

            2.4.3. No Refund of Fees. Once paid, all fees and commissions payable pursuant to this Section 2.4 shall not be refundable under any circumstances.

            Section 2.5  Prepayments and Payments.

            2.5.1. Voluntary Prepayments. The Company may, upon not less than two Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time, prepay the Loans, in whole or in part at any time, without penalty or premium, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount or, if less, the outstanding principal amount thereof. All voluntary prepayments of the Loans shall be applied in the amounts and manner applicable to mandatory prepayments as set forth in subsection 2.5.3. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date. Amounts of the Loans that are so prepaid may not be reborrowed.

            2.5.2. Mandatory Prepayments. The Company shall, upon the occurrences set forth below, make prepayments of the Loans in the amounts and manner set forth below.

            (a) Prepayments from Sales of Collateral. Upon any sale, transfer or other disposition of any Collateral, in accordance with the provisions of Section 5.10, the Company shall prepay the Loans in an amount equal to the proceeds received by the Company in respect of such sale, transfer or other disposition net of costs of sale and taxes paid or payable by the Company as a result thereof.

            (b) Prepayments from Proceeds of Receivables Transactions. On the first date on which the Company or any Subsidiary of the Company receives proceeds of a Receivables Transaction, the Company shall prepay the Loans in full.

            2.5.3. Company's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of accrued and unpaid interest on the principal amount being prepaid before application to principal. Any mandatory prepayment shall be applied first to ABR Loans to the full extent thereof before application to Adjusted LIBOR Loans as determined by the Administrative Agent; provided that in lieu of application of any such prepayment to Adjusted LIBOR Loans prior to the expiration of the Interest Period with respect thereto, the Company may execute an Escrow Letter substantially in the form of Exhibit XI annexed hereto with respect to the principal and interest due in respect of such prepayment and deposit with the Administrative Agent funds equal to such amount for application to the Loans in accordance with the terms of the Escrow Letter.

            2.5.4. Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Notes by the Company shall be made without defense, setoff or counterclaim and in same day funds and delivered to the Administrative Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York for the account of the applicable Lenders; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Administrative Agent to charge its account with Bankers in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder
(subject to sufficient funds being available in its account for such purpose).

            2.5.5.  Apportionment of Payments.  Aggregate
principal and interest payments in respect of the Loans shall be apportioned according to the applicable Lenders' respective

Commitments. The Administrative Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof, or at such other address as any Lender may request, its share of all such payments received by the Administrative Agent, if any, payable to such Lender when received by the Administrative Agent.

            2.5.6. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commissions or fees hereunder, as the case may be; provided that in the event that the day on which payment relating to an Adjusted LIBOR Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

            2.5.7.  Payment Accounts; Notation of Payment.  (a)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from the Loans, from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

            (b) The Administrative Agent shall maintain accounts in which it will record (A) the amount of the Loans made hereunder, whether the Loans consist of ABR Loans or Adjusted
LIBOR Loans, and the Interest Period applicable thereto,
(B) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (C) the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

            (c) The entries made in the accounts maintained pursuant to paragraphs (a) and (b) of this subsection 2.5.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Loans in accordance with their terms.

            (d) Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under any such Note shall not limit or otherwise affect the obligation of the Company hereunder or under such Note with respect to the Loan and payments of principal or interest on any such Note.

            Section 2.6  Use of Proceeds.

            2.6.1. The Loans. The proceeds of the Loans made by the Lenders to the Company on the Funding Date shall be applied, as soon as reasonably practicable, to (A) redeem in full, in accordance with its terms, 100% of the outstanding principal amount of the Existing Subordinated Debt and pay accrued interest and premium, if any, with respect thereto and
(B) pay the fees and expenses payable in connection with the redemption pursuant to clause (A) of this sentence above.

            2.6.2. Margin Regulations. No portion of the proceeds of the Loans shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date of such borrowing and such use of proceeds.

            Section 2.7  Special Provisions Governing Adjusted
LIBOR Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Adjusted LIBOR Loans as to the matters covered:

            2.7.1. Determination of Interest Rate. As soon as practicable after 11:00 a.m. (New York time) on an Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Adjusted LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and to each Lender.

            2.7.2. Increased Costs. Without duplication of payments under subsection 2.7.7, if, by reason of (A) after the date of this Agreement, the introduction of or any change in or in the interpretation of any law or regulation, or (B) the compliance with any guideline or request after the date of execution of this Agreement from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

            (i) any Lender (or its applicable lending office) shall be subject to any tax, duty or other charge with respect to its Adjusted LIBOR Loans or its obligation to make Adjusted LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Adjusted LIBOR Loans or its obligation to make Adjusted LIBOR Loans (except for changes in the rate of tax on the overall net income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

           (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System to the extent not already contemplated in the definition of Adjusted LIBOR), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Adjusted LIBOR Loans or its obligation to make Adjusted LIBOR Loans shall be imposed on any Lender or its applicable lending office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Adjusted LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR), or there shall be a reduction in the amount received or receivable by such Lender or its applicable lending office, then the Company shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or such reduction; provided that the Company shall have no obligation to any Lender under this subsection

2.7.2 if (A) such Lender shall not have delivered such written notice to the Company within six months following the later of
(1) the date of the occurrence of the event which forms the basis for such notice and (2) the date such Lender shall have become aware of such event or (B) the obligation to pay increased costs or indemnify against such reduction on account of taxes, duties or other charges would not have arisen but for
(1) the failure of such Lender to provide any applicable forms or other documents requested by the Company which such Lender was otherwise required to provide under this Agreement, that would establish the entitlement of such Lender to a reduced rate of, or an exemption from, any tax, levy, charge, withholding or similar item with respect to its Adjusted LIBOR Loans or (2) any representation and warranty made by such Lender in connection with its Adjusted Libor Loans regarding an exemption (partial or complete) from taxes, levies, charges or withholdings proving to have been incorrect, false or misleading in any material respect when so made. A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

            2.7.3. Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Adjusted LIBOR Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to the Company and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Conversion/Continuation or prepayment of the Adjusted LIBOR Loans of an Affected Lender as contemplated by subsection 2.7.5, the obligation of an Affected Lender to make or maintain its Adjusted LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Company shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.7.3 is made or earlier, when required by law, repay its Adjusted LIBOR Loans of such Affected Lender, together with all interest accrued thereon and such Adjusted LIBOR Loans shall be reborrowed as an ABR Loan.

            2.7.4. Options of Company. Without prejudice to the Company's rights set forth in Section 2.9 and without limiting any accrued obligations of the Company under subsection 2.7.2, if the Company is required to pay an Affected Lender additional moneys under subsection 2.7.2, the Company may in lieu of the prepayment of Loans of an Affected Lender as required under subsection 2.7.3, exercise any one of the following options:

            (i) Upon written notice to the Administrative Agent and each Lender, the Company may terminate the obligations of the Lenders to make or maintain Loans as, and to convert Loans into, an Adjusted LIBOR Loan and in such event, the Company shall, prior to the time any payment pursuant to subsection 2.7.3 is required to be made or, if the provisions of subsection 2.7.2 are applicable, at the end of the then current Interest Period, convert all of the Adjusted LIBOR Loans into ABR Loans in the manner contemplated by subsection 2.3.4 but without satisfying the advance notice requirements therein; or

            (ii) The Company may give notice (by telephone confirmed in writing) to the Affected Lender and the Administrative Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Adjusted LIBOR Loan then being requested as an ABR Loan or to continue to maintain its outstanding ABR Loan then the subject of a Notice of Conversion/ Continuation as an ABR Loan or to convert its Adjusted LIBOR Loans then outstanding that are so affected into ABR Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.7.3) in the manner contemplated by subsection 2.3.4 but without satisfying the advance notice requirements therein, such notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Adjusted LIBOR Loans or to convert ABR Loans into Adjusted LIBOR Loans.

            2.7.5. Compensation. The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Adjusted LIBOR Loans and any loss sustained by such Lender in connection with the re-employment of such funds), which such Lender may sustain with respect to the Company's Adjusted LIBOR Loans: (A) if for any reason (other than a default or error by such Lender) the Borrowing of any Adjusted LIBOR Loan does not occur on a date specified therefor in the Notice of Borrowing or a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.3.4, (B) if any payment or prepayment of any of such Lender's Adjusted LIBOR Loans occurs on a date which is not the last day of the Interest Period applicable to that Loan, (C) if any prepayment of any such Lender's Adjusted LIBOR Loans is not made on any date specified in a notice of prepayment given by the Company or (D) as a consequence of any other default by the Company to repay such Lender's Adjusted LIBOR Loans when required by the terms of this Agreement; provided that the Company shall have no obligation to any Lender under this subsection 2.7.5 if such Lender shall not have delivered such written notice to the Company within six months following the later of (1) the date of the occurrence of the event which forms the basis for such notice and (2) the date such Lender shall have become aware of such event.

            2.7.6. Quotation of LIBOR. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date LIBOR is not available for any reason, the Administrative Agent shall give the Company and each Lender prompt notice thereof and the Loans requested shall be made as ABR Loans.

            2.7.7.  Taxes.

            (a) No Withholding. Except as otherwise provided herein, any and all payments by the Company, under the Loan Documents shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the overall net income and franchise or similar taxes of the Administrative Agent, or any Lender (or any Purchasing Lender) imposed by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Purchasing Lender) is organized or has its principal office or lending office or any political subdivision in which the applicable Administrative Agent, Lender or Purchasing Lender is engaged in business or any taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, "Taxes"). If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Purchasing Lender) or the Administrative Agent, then, subject to paragraph (e) of this subsection 2.7.7, (A) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 2.7.7) such Lender (or Purchasing Lender) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Company shall make such deductions and (C) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided that no Purchasing Lender shall be entitled to receive any greater payment under this paragraph (a) or paragraph (c) of subsection 2.7.7 than such transferring Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless in the case of a Purchasing Lender (1) such assignment or transfer shall have been made at a time when the circumstances (including changes in applicable law) giving rise to such greater payment did not exist or had not yet occurred or (2) such assignment or transfer shall have been at the request of or approved by the Company.

            (b) Documentary and Similar Taxes. Except as otherwise provided in this clause (b), the Company agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Registered Transfer Supplement entered into at the request of the Company or any other Loan Document, but excluding any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies that arise as a result of sales, assignments or other transfers of rights hereunder to any Transferee pursuant to Section 9.1 (including participations) (all such non-excluded taxes, charges and levies are hereinafter referred to as, collectively, "Other Taxes").

            (c) Indemnity. Except as otherwise provided in this subsection 2.7.7, the Company will indemnify each Lender (or Purchasing Lender) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this subsection 2.7.7) paid by such Lender (or Purchasing Lender) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Purchasing Lender) or the Administrative Agent, as the case may be, makes written demand therefor. With respect to any Taxes which are paid by the Company in accordance with this subsection 2.7.7, each Lender (or Purchasing Lender) or Administrative Agent receiving the benefits of such payment of Taxes hereby agrees to pay the Company any amount refunded to such party which it determines in its sole discretion to be a refund in respect of such Taxes; provided that the Company, upon the request of such Lender (or Purchasing Lender) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Purchasing Lender) or the Administrative Agent in the event the relevant taxing authority or other Governmental Authority determines that such Lender (or Purchasing Lender) or the Administrative Agent was not entitled to receive such refund.

            (d) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender (or Purchasing Lender) or the Administrative Agent, the Company will furnish to the Administrative Agent, at its address referred to in Section
9.9, the original or a certified copy of a receipt (if available) evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Purchasing Lender) or the Administrative Agent, as the case may be.

            (e) Non-U.S. Lenders. Each of the Administrative Agent and any Lender (or Purchasing Lender) that is not incorporated or otherwise formed under the laws of the United States of America or a state thereof (a "Non-U.S. Person") agrees that it shall, on or prior to the Closing Date, or, if later, the date it becomes a Lender (or Purchasing Lender) or the Administrative Agent hereunder, deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Forms 1001 or 4224, or
(B) in the case of Lenders (or Purchasing Lenders) exempt from United States Federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, two United States Internal Revenue Service Forms W-8 and a certificate, substantially in the form of Exhibit XV annexed hereto (such certificate, a "Status Certificate"), representing that such Non-U.S. Person is not a bank described in Section 881(c) of the Internal Revenue Code, or any successor applicable form of any thereof, certifying in each case that such Lender (or Purchasing Lender) or the Administrative Agent is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. Each of the Administrative Agent or any Lender (or Purchasing Lender) that delivers to the Company and the Administrative Agent any such form or certification further undertakes to deliver to the Company and the Administrative Agent further copies of any such form or certification or other manner of certification reasonably satisfactory to the Company on or before the date that any such form or certification expires or becomes obsolete or of the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Company or the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, certifying that the Administrative Agent or such Lender (or Purchasing Lender), as the case may be, is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. If at any time on or after the date of this Agreement there has occurred, on or prior to the date on which any delivery of any such form or certification would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms or certification previously delivered inapplicable or which would prevent the Administrative Agent or such Lender (or Purchasing Lender), as the case may be, from duly completing and delivering any such form or certificate with respect to it, the Administrative Agent or such Lender (or Purchasing Lender), as the case may be, shall advise the Company that under applicable law it shall be subject to withholding of United States Federal income tax at the full statutory rate, a reduced rate of withholding or without deduction or withholding. A Non-U.S. Person shall be required to furnish any such form or certification only if it is entitled to claim an exemption from or a reduced rate of withholding. Each of the Administrative Agent and any Lender that is a U.S. or Non-U.S. Person and that is a party hereto as of the Closing Date hereby represents and warrants that, as of the Closing Date, payments made to it hereunder are exempt from withholding of United States Federal income taxes (A) because the Administrative Agent or such Lender is organized or otherwise formed under the laws of the United States or any state thereof; (B) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person; (C) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person's country of residence; or (D) because such payments are portfolio interest exempt pursuant to Section 871(h) or 881(c) of the Internal Revenue Code. Notwithstanding any provision of paragraph (a), (b) or (c) of this subsection 2.7.7 to the contrary, the Company shall not have any obligation to pay any Taxes or Other Taxes or to indemnify any Lender (or Purchasing Lender) or the Administrative Agent for such Taxes or Other Taxes pursuant to this subsection 2.7.7 to the extent that such Taxes or Other Taxes result from (A) the failure of any Lender (or Purchasing Lender) or the Administrative Agent to comply with its obligations pursuant to this paragraph (e) or (B) any representation or warranty made in this paragraph (e), or made on any form or certification (or successor applicable form or certification) delivered pursuant to this paragraph (e) by the Lender (or Purchasing Lender) or the Administrative Agent incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made. Unless the Company and the Administrative Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Company or the Administrative Agent will withhold at the applicable statutory or treaty rate.

            2.7.8. Booking of Adjusted LIBOR Loans. Any Lender may make, carry or transfer Adjusted LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of such Lender. Notwithstanding the foregoing, each Lender shall, to the extent requested to do so by the Company, use commercially reasonable efforts consistent with its internal policies and customary business practices to exercise the right set forth in the preceding sentence so as to avoid or minimize Taxes or Other Taxes in respect of Adjusted LIBOR
Loans to the extent the exercise of such right would not otherwise adversely affect such Lender.

            2.7.9. Assumptions Concerning Funding of Adjusted LIBOR Loans. Calculation of all amounts payable to a Lender under this Section 2.7 shall be made as though such Lender had actually funded its relevant Adjusted LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at LIBOR applicable to such Adjusted LIBOR Loan in an amount equal to the amount of the Adjusted LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United

States of America; provided that each Lender may fund each of its Adjusted LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.7.

            2.7.10. Adjusted LIBOR Loans After an Event of Default. Unless the Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, the Company may not elect to have Loans be made or maintained as, or converted to, an Adjusted LIBOR Loan after the expiration of any Interest Period then in effect for such Loan.

            2.7.11. Affected Lender's Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.7.2 or 2.7.3 or to be entitled to payments pursuant to paragraphs (a), (b) or (c) of subsection 2.7.7, it will so advise the Company and, if requested to do so by the Company, it will, to the extent not inconsistent with such Lender's internal policies and customary business practices, use commercially reasonable efforts to make, fund or maintain the affected Adjusted LIBOR Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.7.2 or such paragraphs of subsection 2.7.7 would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.7.3 would cease to exist, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or the Lender. The Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.7.11.

            Section 2.8 Capital Requirements. If, while any of the Commitments or the Loans are outstanding, any Lender determines that the adoption after the date of this Agreement of any applicable law, rule or regulation regarding capital adequacy or capital maintenance or any change therein, or any change after the date of this Agreement in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive after the date of this

Agreement regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitment or Loans to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after written demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate it for such reduction; provided that the Company shall have no obligation to any Lender under this Section 2.8 if such Lender shall not have delivered such written demand to the Company within six months following the later of (1) the date of the occurrence of the event which forms the basis for such demand and (2) the date such Lender shall have become aware of such event.

            Section 2.9 Replacement Rights of Company. In the event that any Lender shall have delivered a notice or certificate or written demand pursuant to subsection 2.7.2, subsection 2.7.3, or Section 2.8, or the Company shall be required to make additional payments to or on behalf of or to otherwise indemnify any Lender or Purchasing Lender, for its own account or for the account of any Participant, under paragraph (a), (b) or (c) of subsection 2.7.7, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right, but not the obligation, at its own expense (including with respect to the processing and recordation fee referred to in subsection 9.1.3), upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in subsection 9.1.3) approved by the Administrative Agent (which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 9.1.3) all its interests, rights and obligations under this Agreement to such assignee; provided that no Lender shall be obligated to make any such assignment unless (A) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority, (B) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of the Loan made by such Lender hereunder and
(C) the Company shall pay to the Affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loan made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                               ARTICLE III

                          CONDITIONS TO LOANS


            The obligations of the Lenders to make the Loans hereunder are subject to the satisfaction of all of the following conditions:

            Section 3.1  Conditions to Effectiveness of
Agreement. The effectiveness of this Agreement is subject to prior or concurrent satisfaction of the following conditions on the Closing Date:

            3.1.1. The Company shall have delivered, or caused to be delivered, to the Administrative Agent for the Lenders with sufficient copies, where appropriate, for each Lender and CG&R:

            (i)  Certified copies of the Certificate of
      Incorporation of the Company, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation, each to be dated a recent date prior to the Closing Date;

           (ii) Copies of the By-laws of the Company, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of the Company approving and authorizing such documents and actions as are contemplated hereby in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

           (iv) Signature and incumbency certificates of officers of the Company executing instruments, documents or agreements required to be executed in connection with this Agreement; and

            (v)  Executed copies of each of the Collateral
      Documents.

            3.1.2. The Company shall have taken or caused to be taken such actions in such a manner so that, effective immediately upon the funding of the Loans, the Collateral
Agent, on behalf of the Lenders, will have a valid and perfected Lien on the entire Collateral, which Lien shall be a first priority Lien subject only to Prior Liens. Such actions shall include, without limitation: (A) the delivery of the Pledge Agreements and (B) the delivery pursuant to the applicable Pledge Agreement of UCC financing statements (which shall name the Administrative Agent as secured party, in form and substance satisfactory to the Administrative Agent) granting a security interest in all Collateral or evidence satisfactory to the Administrative Agent of filing of UCC financing statements in each office where filing is necessary or appropriate.

            3.1.3. The Company shall have caused to be delivered to each Lender an Officer's Certificate substantially in the form of Exhibit VIII annexed hereto and an opinion satisfactory in all respects to the Requisite Lenders from an independent valuation firm satisfactory to the Requisite Lenders, in each case to the effect that, after giving effect to the Recapitalization, the Company will not be insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

            3.1.4. The Administrative Agent and CG&R shall have received copies of one or more favorable written opinions of Shearman & Sterling, counsel for the Company, substantially in the form of Exhibit V annexed hereto, dated as of the Closing Date, and pertaining to such other matters as the Administrative Agent may reasonably request.

            3.1.5. The Administrative Agent and CG&R shall have received copies of one or more favorable written opinions of
(A) James W. Nellen, II, Esq., Vice President and General Counsel for the Company, substantially in the form of Exhibit
VI annexed hereto and (B) counsel in each jurisdiction where there exists any accounts receivable to be subjected to the Lien of a Collateral Document with respect to the perfection of the security interests contemplated by the Collateral Documents and certain related matters, in each case in substantially the form of Exhibit VII annexed hereto.

            3.1.6. The Company shall have (A) consummated the Common Stock Offering, in accordance with applicable law and on terms satisfactory in all respects to the Requisite Lenders, and received not less than $300,000,000 in aggregate gross cash proceeds from the Common Stock Offering, (B) paid any and all amounts owing in respect of the Senior Secured Notes and the Existing Credit Facilities and terminated all commitments under the Existing Credit Facilities, (C) paid any and all amounts owing on or prior to the Closing Date pursuant to the Commitment Fee Letter and (D) paid all Transaction Costs in respect of the Recapitalization that are due as of the Closing Date or made arrangements to do so acceptable to the Requisite Lenders.

            3.1.7.  The Company shall have entered into the
Senior Credit Agreement, on terms satisfactory in all respects to the Requisite Lenders and shall have borrowed thereunder the loans contemplated to be borrowed on the Closing Date.

            3.1.8. There shall be no governmental or judicial action, actual or threatened, that is likely to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

            3.1.9. The Lenders shall have received satisfactory pro forma consolidated balance sheets of the Company and its Subsidiaries after giving effect to the Recapitalization and the Requisite Lenders shall be reasonably satisfied that such balance sheets are not inconsistent in any material respect with the Projections.

            3.1.10.  Except as has been disclosed in the
Information Package, there shall not have occurred any material adverse change with respect to the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 1994.

            3.1.11. As of the Closing Date, (A) all information and data (other than the Projections) concerning the Company and its Subsidiaries or the transactions contemplated hereby that are contained in the Information Package will not (to the best of the Company's knowledge with respect to information made available by any of the Company's authorized representatives), taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading and (B) all financial projections concerning the Company and its Subsidiaries (collectively, the "Projections") that have been prepared by the Company or any of the Company's authorized representatives and made available to the Lenders have been prepared in good faith and are based upon reasonable assumptions (it being understood that nothing contained herein shall constitute a representation that the results forecasted in any Projections will in fact be achieved).

            3.1.12. (A) The Company shall have delivered a Borrowing Base Certificate to the Agent (with sufficient copies for each of the Lenders and the Administrative Agent) duly completed. Such Borrowing Base Certificate shall be made as of March 6, 1995. Such Borrowing Base Certificate shall also contain (1) a detailed schedule showing the aging of Receivables as of the date of the Borrowing Base Certificate and (2) a summary schedule showing the aging of Receivables as of the Friday of the week immediately preceding the Closing Date, in each case, in a form reasonably satisfactory to the Administrative Agent.

            (B) As of the date of the Borrowing Base Certificate referred to in clause (A), and after giving effect to the transactions to occur on the Closing Date, the Administrative
Agent shall be satisfied, in its sole discretion, that the Company would have the availability to incur Loans under this Agreement in the aggregate amount of $60,000,000.

            The execution and delivery of this Agreement on the Closing Date shall constitute a representation and warranty to the Administrative Agent and each of the Lenders that all of the applicable conditions specified above exist as of that time, except for such conditions that have been duly waived in writing hereunder by the beneficiaries thereof.

            Section 3.2  Conditions to the Loans.  The
obligations of the Lenders to make the Loans on the Funding Date for the purposes contemplated in subsection 2.6.1 are subject to the prior or concurrent satisfaction or waiver of the following further conditions precedent (in addition to satisfaction of the conditions set forth in Section 3.1 unless such conditions have been waived in accordance with Section 9.6):

            3.2.1. The Administrative Agent shall have received, in accordance with the provisions of subsection 2.1.2, before the Funding Date, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer or the treasurer of the Company requesting the Loans or by any executive officer of the Company designated by any of the above-described officers on behalf of the Company in writing delivered to the Administrative Agent.

            3.2.2.  As of the Funding Date:

            (i) The Company shall have made all necessary arrangements, given all necessary notices and taken all other necessary action to redeem all the outstanding Existing Subordinated Debt and pay all other amounts and Transaction Costs owing in connection with such redemption, in accordance with the terms of the indentures governing the Existing Subordinated Debt.

           (ii) There shall not have occurred and be continuing any Event of Default or Potential Event of Default pursuant to Section 7.1, 7.6, 7.7, 7.9, 7.12 or 7.13.

            3.2.3. The Company shall have delivered a Borrowing Base Certificate to the Administrative Agent (with sufficient copies for each of the Lenders) duly completed. Such Borrowing Base Certificate shall be made as of the last day of the month immediately preceding the Funding Date; provided that if the Funding Date is within ten (10) days of such month end, the Borrowing Base Certificate shall be made as of the second preceding month end. The Borrowing Base Certificate shall also contain (1) a detailed schedule showing the aging of Receivables as of the date of the Borrowing Base Certificate and (2) a summary schedule showing the aging of Receivables as of the Friday of the week immediately preceding the Funding Date, in each case, in a form reasonably satisfactory to the Administrative Agent.


                               ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES


            In order to induce the Lenders to enter into this Agreement and to make the Loans, the Company represents and warrants to each Lender as follows:

            Section 4.1  Organization, Powers, Good Standing,
                           Business and Subsidiaries.__________

            4.1.1. Organization and Powers. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction as of the date of this Agreement is set forth on Schedule A annexed hereto). The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document and to carry out the transactions contemplated hereby and thereby, and in the case of the Company, to issue the Notes and the Common Stock.

            4.1.2. Good Standing. The Company is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of the Company and its Subsidiaries, taken as a whole.

            4.1.3. Conduct of Business. On the date of this Agreement, the Company and its Subsidiaries are engaged only in the businesses described in the Prospectus.

            4.1.4. Subsidiaries. All of the Subsidiaries (other than inactive Subsidiaries or Foreign Subsidiaries having no significant assets or activities) of the Company and its Subsidiaries, as of the date of this Agreement, are identified on Schedule A annexed hereto. The capital stock of each of the Subsidiaries identified on Schedule A is duly authorized, validly issued, fully paid and nonassessable. The capital stock of each Person identified on Schedule A is not Margin Stock. Each of the Subsidiaries of the Company is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Schedule A correctly sets forth as of the date of this Agreement the ownership interest of the Company and each of its Subsidiaries in their respective Subsidiaries identified therein.

            Section 4.2  Authorization of Borrowing, etc.

            4.2.1. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes and the grant and continuation of the security interests in the Collateral pursuant to the Collateral Documents have been duly authorized by all necessary corporate action by the Company.

            4.2.2. No Conflict. The execution, delivery and performance by the Company of each Loan Document and the issuance, delivery and performance of the Notes, the consummation of the Common Stock Offering and the issuance of Common Stock and the other transactions comprising the Recapitalization and the grant and continuation of the security interests in the Collateral pursuant to the Collateral Documents do not and will not (A) violate (1) any provision of law applicable to the Company, (2) the Certificates of Incorporation or Bylaws of the Company, or (3) any order, judgment or decree of any court or other agency of government binding on the Company, (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company,
(C) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than Liens in favor of the Lenders) or (D) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company, except for such violations, conflicts, breaches, Liens and defaults which would not have, and such approvals the absence of which would not have, a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            4.2.3. Governmental Consents. The execution, delivery and performance by the Company of the Loan Documents to which it is a party and application of the proceeds of the Loans, the issuance, delivery and performance of the Notes, the consummation of the Common Stock Offering, the issuance of Common Stock, and the grant and continuation of the security interests in the Collateral pursuant to the Collateral Documents do not and will not require any registration with, authorization, order, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except such registration, consent, approval or notice as has been made, obtained or given and is in full force and effect and except for the filings to perfect security interests granted pursuant to Collateral Documents, and other filings, authorizations, notices, orders, consents and approvals the absence of which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole or on the legality, validity or enforceability of any Loan Document.

            4.2.4. Binding Obligation. This Agreement is, and the other Loan Documents and the Notes, when executed and delivered will be, the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            4.2.5. Valid Issuance of Common Stock. The Common Stock issued in the Common Stock Offering has been duly and validly issued, fully paid and nonassessable. Such Common Stock has been registered or qualified under applicable federal and state securities laws.

            Section 4.3 Financial Condition. The Company has delivered to the Lenders true and complete copies of the Company's financial statements for the fiscal year of the Company ending December 31, 1994. Except as set forth in the Information Package, all such financial statements and all financial statements set forth in the Prospectus fairly present the consolidated financial position of the Company and its Sub-sidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for each of the periods covered thereby, subject to changes resulting from audit and normal year-end adjustments. Neither the Company nor any of its Subsidiaries has as of the Closing Date any material Contingent Obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment which is not reflected in the foregoing financial statements, or the notes thereto.

            Section 4.4 No Adverse Material Change; No Stock Payments. Except as has been disclosed in the Information Package, since December 31, 1994, there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to the business, operations, property, assets or conditions (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

            Section 4.5 Title to Properties; Liens. The Company has good, sufficient and legal title to and beneficial ownership of all its properties and assets (other than the Collateral) reflected in the most recent consolidated balance sheet referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1 of this Agreement, except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet and except for sales and other dispositions permitted hereunder and except for such defects that in the aggregate do not materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Except for the Liens created by the Collateral
Documents and other Liens permitted by this Agreement, all such properties and assets are free and clear of Liens. The Company has title to all the Collateral and title to each item of Collateral is subject to no Liens other than Liens which would be permitted pursuant to any Collateral Documents; provided that no such Lien (other than Prior Liens) shall be superior to the Lien of such applicable Collateral Document. The Company holds all material licenses, certificates of occupancy or operation and similar material certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by the Company.

            Section 4.6 Litigation; Adverse Facts. Except as has been disclosed in the Information Package, there is no action, suit, proceeding, governmental investigation of which the Company has knowledge or arbitration (whether or not purportedly on behalf of the Company or any Subsidiary thereof) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any Subsidiary thereof which would reasonably be expected to result in any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or that would impair the ability of the Company to perform any of the Obligations.

            Section 4.7 Payment of Taxes. Except to the extent permitted by Section 5.3, all material tax returns and reports of the Company and each Subsidiary thereof required to be filed by any of them have been filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid. The Company does not know of any proposed tax assessment against any such Person that would be material to the condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

            Section 4.8 Performance of Agreements. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition
(financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Schedules C and F annexed hereto correctly identify all credit facilities of the Company and its Subsidiaries as of December 31, 1994 in excess of $1,000,000.

            Section 4.9 Governmental Regulation. Neither the Company nor any of its Subsidiaries (A) is subject to regulation under the Public Utility Holding Company Act of 1935 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed as contemplated hereby or by any other Loan Document or (B) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

            Section 4.10  Securities Activities.  Neither the
Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            Section 4.11  Employee Benefit Plans.

            4.11.1. The Company and each of its ERISA Affiliates are and each Pension Plan is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans.

            4.11.2. Except for (A) the standard termination in accordance with Section 4041(b) of ERISA of the Lily-Tulip, Inc. Salary Retirement Plan and (B) the occurrence of the Reportable Event described in Regulation 29 C.F.R. Section 2615.23(a)(1)(ii) with respect to the Fort Howard Cup Corporation Bargaining Unit Pension Plan upon the transfer of all the issued and outstanding shares of capital stock of Sweetheart Cup Company, Inc., no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan and no Termination Event that is described in clause (E) of the definition of "Termination Event" has occurred.

            4.11.3. The sum of the amount of unfunded benefit liabilities under all Pension Plans (excluding each Pension
Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $35,000,000.

            4.11.4.  Neither the Company nor any of its ERISA
Affiliates has incurred or reasonably expects to incur any withdrawal liability under Title IV of ERISA to any Multiemployer Plan individually or in the aggregate in excess of $25,000,000.

            4.11.5. Neither the Company nor any of its ERISA Affiliates has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan individually or in the aggregate in excess of $15,000,000.

            4.11.6. Neither the Company nor any of its ERISA Affiliates has or reasonably expects to become subject to a lien in favor of any Pension Plan under Section 302(f) of ERISA individually or in the aggregate in excess of $15,000,000.

            As used in this Section 4.11, the term "amount of unfunded benefit liabilities" has the meaning specified in
Section 4001(a)(18) of ERISA, and the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code.

            Section 4.12 Certain Fees. Other than as disclosed in the Information Package by the Company, no broker's or finder's fee or commission will be payable with respect to the offer, issue and sale, of the Notes and the Company hereby indemnifies the Lenders against and agrees that it will hold the Lenders harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any such offer, issue and sale or any of the other transactions contemplated hereby and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. Except as so disclosed, no other similar fees or commissions will be payable by the Company or any of its Subsidiaries for any other services rendered to the Company or any of its Subsidiaries ancillary to the transactions contemplated hereby.

            Section 4.13 Disclosure. Except as disclosed in the Information Package, taken as a whole, the representations and warranties of the Company contained in this Agreement and any other document, certificate or written statement furnished to the Lenders by or on behalf of the Company or any Subsidiary of the Company for use in connection with the transactions contemplated by this Agreement (including, without limitation, the Information Package but excluding the Projections (as to which the Company makes the representations and warranties set forth below)) do not contain any untrue statement of a material fact or omit to state a material fact (known to any such person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. Any reaffirmation of the foregoing sentence is subject to any change in the facts and conditions on which such representations and warranties are based, which changes are required, contemplated or permitted under this Agreement and subject to further disclosure contemplated by Section 5.1; provided that in all cases, taken as a whole, representations and warranties of the Company contained in this Agreement and any other document, certificate or written statement furnished to the Lenders by or on behalf of the Company or any Subsidiary of the Company for use in connection with the transactions contemplated by this Agreement did not contain at the time made any untrue statement of a material fact or omit at the time made to state a material fact (known to the Company or any Subsidiary of the Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. The Projections are based upon good faith estimates and assumptions believed by the Company and its Subsidiaries to be reasonable at the time made, it being recognized by the Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected results. Except as disclosed in the Information Package, there is no fact known to the Company (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            Section 4.14 Patents, Trademarks, etc. The Company and its Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing used in or necessary for the conduct of their respective businesses as currently conducted which are material to the condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole. To the Company's knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Company, its Subsidiaries and their respective Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company, its Subsidiaries and their respective Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole. The consummation of the transactions contemplated by this Agreement does not require any consent to be obtained with respect to such patents, trademarks, trade names, copyrights, technology, know-how or processes, or the license to use any of such patents, trademarks, trade names, copyrights, technology, know-how, processes or rights with respect thereto, which if not obtained will in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such patents, trademarks, trade names, copyrights, technology, know-how or processes by the Company and its Subsidiaries to an extent which in the aggregate would have a material adverse effect on the condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole. To the best knowledge of the Company, the rights of the Company, its Subsidiaries and their respective Subsidiaries so to sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by the Company, its Subsidiaries or any of their respective Subsidiaries with only such exceptions as are not material to the Company and its Subsidiaries, taken as a whole.

            Section 4.15  Environmental Protection.

            4.15.1. The Company, its Subsidiaries and their respective Subsidiaries have either (A) obtained all material permits, licenses and other authorizations which are required with respect to the operation of its business under any Environmental Law or (B) submitted a timely application in respect of such permits, licenses or other authorizations (the submission of which, by itself or in conjunction with other appropriate action by the Company, its Subsidiaries or any of their respective Subsidiaries, is sufficient under applicable law to allow the Company, its Subsidiaries and their respective Subsidiaries to continue its business or operations pending a determination with respect to such application) and received at least oral confirmation from the relevant government authority that such permits, licenses or other authorizations will be issued or reserved, as appropriate under current operating conditions.

            4.15.2. The Company, its Subsidiaries and their respective Subsidiaries are in material compliance with all terms and conditions of the required material permits, licenses and authorizations, and are also in material compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws.

            4.15.3. Except as disclosed in the Information Package, there is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries or any of their respective Subsidiaries under the Environmental Laws.

            4.15.4. Except as disclosed in the Information Package, there are no material past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent material compliance with the Environmental Laws, or which may give rise to any material common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar state, local or foreign laws, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste which would have a material adverse effect on the business, operations, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

            Section 4.16 Security Interests. On and as of the Closing Date, each of the Collateral Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral, which Lien shall be a first priority Lien subject only to Prior Liens. No filings or recordings are required in order to perfect the Liens created under the Collateral Documents except for filings or recordings which on or before the date of execution and delivery of such Collateral Document will have been made.

            Section 4.17  Solvency.

            4.17.1. Immediately after the consummation of the transactions to occur on the Closing Date and the Funding Date and immediately following the making of the Loans and after giving effect to the application of the proceeds of the Loans,
(A) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, (B) the fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (C) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (D) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and the Funding Date.

            4.17.2. The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond the Company's or such Subsidiary's ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Company or such Subsidiary and the timing of the amounts of cash to be payable on or in respect of the Company's Indebtedness or the Indebtedness of such Subsidiary.


                                ARTICLE V

                         AFFIRMATIVE COVENANTS


            The Company covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of the Loans and the Notes, unless the Requisite Lenders shall otherwise agree in writing, the Company shall perform all covenants in this ARTICLE V:

            Section 5.1 Financial Statements and Other Reports. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to the Lenders:

            (i) As soon as practicable and in any event within 30 days after the end of each month ending after the Closing Date in each of the Company's fiscal years, other than months which are the last month in a fiscal quarter,
      (A) the consolidated balance sheet of the Company and its consolidated Subsidiaries, as at the end of such month, and (B) the related consolidated statements of earnings and retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such month and for the period from the beginning of the then current fiscal year to the end of such month;

           (ii) As soon as practicable and in any event within 45 days after the end of each fiscal quarter ending during or after 1995, other than quarters which are the last quarter in a fiscal year, (A) the consolidated balance sheet of the Company and its consolidated Subsidiaries, as at the end of such period and (B) the related consolidated statements of earnings and retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations Under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, it being understood that the foregoing shall include (1) a statement of profit and loss to the gross margin, including specified cost components and (2) statements of capital expenditures setting forth in comparative form, the corresponding periods of the previous fiscal year, the corresponding figures from the consolidated plan for the then current fiscal year delivered pursuant to subparagraph (xii) of this Section 5.1, all in reasonable detail and certified by the chief financial officer of the Company that, in the case of such consolidated financial statements, they fairly present the financial condition of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and, insofar as relates to divisions, based on the Company's normal accounting procedures applied on a consistent basis;

          (iii) As soon as practicable and in any event within 90 days after the end of each fiscal year of the Company (commencing with fiscal year 1995) (A) (1) the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and
      (2) the related consolidated statements of earnings and retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such fiscal year, it being understood that the foregoing shall include (x) a statement of profit and loss to the gross margin, including specified cost components and (y) statements of capital expenditures setting forth in comparative form the corresponding figures for the previous year, the corresponding figures from the consolidated plan for the current fiscal year delivered pursuant to subparagraph (xii) of this Section 5.1, all in reasonable detail, and (B) in the case of such consolidated financial statements, accompanied by a report thereon of Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing selected by the Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes as are concurred in by such accountants) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

           (iv) Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subparagraphs (ii) and (iii) of this Section 5.1, (A) an Officers' Certificate of the Company substantially in the form of Exhibit XIII annexed hereto stating that the signers have reviewed or caused to be reviewed under their supervision the terms of this Agreement, the Notes and the other Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto and (B) a Compliance Certificate substantially in the form of Exhibit IV annexed hereto demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10
      and 6.14 and a computation as of the last day of the applicable fiscal quarter of the Company of Ratio 1, Ratio 2 and the Applicable Category in respect of the period succeeding such quarter and the then unutilized amounts of the Discretionary Excess Cash Flow Balance and the Discretionary Equity Proceeds Balance in respect of the most recently ended fiscal year and, in addition, a written statement of the chief accounting officer or chief financial officer of the Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to the Company's compliance with Sections 6.6, 6.9 and 6.14;

            (v) Together with each delivery of consolidated financial statements of the Company and its consolidated Subsidiaries pursuant to subparagraph (iii) of this
      Section 5.1, a written statement by the independent public accountants giving the report thereon (A) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (B) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable to any Lender by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the ordinary course of their audit examination and (C) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to subparagraph (iv) of this
      Section 5.1 is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (B) of such subparagraph (iv) of this
      Section 5.1 for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

           (vi) Promptly upon receipt thereof, copies of all reports submitted to the Company or any Subsidiary thereof by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company or any Subsidiary thereof made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company or by any Subsidiary thereof to its respective security holders (other than the Company or any Subsidiary thereof), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary thereof with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any such Subsidiary to the public concerning material developments in the business of the Company or any Subsidiary thereof;

         (viii) Promptly upon any officer of the Company obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (B) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.2, (C) of any condition or event which would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2 and 4 of such Form as in effect on the date hereof) if the Company were required to file such reports under the Exchange Act or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

           (ix) Promptly upon any officer of the Company obtaining knowledge of (A) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to the Lenders, or (B) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, the Company shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders and CG&R to evaluate such matters;

            (x) Promptly upon any officer of the Company becoming aware of the occurrence of any (A) Termination Event, (B) "prohibited transaction", within the meaning of
      Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or (C) filing by the Company or any of its ERISA Affiliates of an application for a waiver of an accumulated funding deficiency, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

           (xi) With reasonable promptness, copies of (A) all notices received by the Company or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan and (C) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (xii) As soon as practicable and in any event by the sixtieth day of each fiscal year of the Company, a consolidated plan, prepared in accordance with the Company's normal accounting procedures applied on a consistent basis, for such fiscal year of the Company, including, without limitation, (A) a forecasted consolidated balance sheet and a consolidated statement of changes in financial position of the Company for such fiscal year, including a forecasted statement of profit and loss to the gross margin and forecasted statements of working capital and capital expenditures and (B) the amount of total forecasted capital expenditures and forecasted consolidated selling, general and administrative expenses for such fiscal year;

         (xiii) As soon as practicable and in any event by the last day of each fiscal year of the Company, a report in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

          (xiv) Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subparagraph (ii) of this Section 5.1, an Officers' Certificate of the Company substantially in the form of
      Exhibit XIV annexed hereto stating that the signers made, or caused to be made under their supervision, a review of the terms of, and the records relating to, all of the Intercompany Indebtedness of the Company and its Subsidiaries and stating the amount of all outstanding Intercompany Indebtedness, including all Intercompany Indebtedness of all Subsidiaries to other Subsidiaries and the Company and all Intercompany Indebtedness of all consolidated Subsidiaries to other Consolidated Subsidiaries and the Company as of the date of such financial statements; and

           (xv)  With reasonable promptness, such other
      information and data (other than Sensitive Information), with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Notwithstanding anything to the contrary set forth above, the Company's failure to comply with subparagraphs (viii) and (ix) of this Section 5.1 (other than clause (A) of subparagraph
(viii) of this Section 5.1, except to the extent that materiality is relevant to the existence or non-existence of an Event of Default or a Potential Event of Default) based on a good-faith determination by an officer of the Company that such condition, event or development is not material shall not be the basis for an Event of Default.

            Section 5.2  Corporate Existence, etc.   The Company
will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of its parent and would not have a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents; and provided, further, that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Company or such Subsidiary shall have determined that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be.

            Section 5.3  Payment of Taxes and Claims; Tax
                           Consolidation.__________________

            5.3.1. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of their material properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            5.3.2. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any of their respective Subsidiaries or such other Person as may be reasonably acceptable to the Requisite Lenders).

            Section 5.4 Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all material licenses, permits and other material clearances necessary to use and occupy the material properties of the Company and its Subsidiaries. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. The Company will furnish to each Lender, upon reasonable request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Requisite Lenders.

            Section 5.5 Inspection. The Company shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice and agrees that such books and records will reflect the Collateral Agent's and the Lenders' interest in the Receivables of the Company. The Company shall permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Company, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested, for the purpose, subject to Section 9.17, of (i) inspecting and/or copying (at the Company's expense) any and all records pertaining to the Collateral, (ii) discussing the Company's and its Subsidiaries' affairs, finances and accounts with its and their officers and independent public accountants and (iii) verifying Eligible Receivables; provided that in light of
(A) the highly proprietary nature of the following information,
(B) its historically demonstrated and ongoing value and importance in the Company's operating performance and (C) the substantial risk to the value of the Company's business if such information were not maintained on a strictly confidential basis, in no event shall the Company be required to disclose to any Person any information with regard to the Company's dry form technology or de-inking technology, any formulas, recipes, process flow diagrams, equipment specifications, equipment purchase costs or manufacturing and process costs related thereto (the "Sensitive Information").

            Section 5.6 No Further Negative Pledges. Except as provided in this Section 5.6, neither the Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired. The foregoing provisions of this Section 5.6 shall not be deemed violated by the following: (A) any Contractual Obligation restricting
Liens on assets owned by a Foreign Subsidiary or on the shares of stock of any Foreign Subsidiary (other than Collateral as defined in the Senior Credit Agreement and other than the shares of stock of Sterling International (U.K.) Limited and Sterling International Limited) or on the shares of stock of SIL Company (other than Collateral as defined in the Senior Credit Agreement), (B) the provisions of (1) Section 3.08 of the indenture governing the 9 1/4% Unsecured Notes, as in effect on the Closing Date, (2) Section 3.08 of the indenture governing the 8 1/4% Unsecured Notes, as in effect on the Closing Date, or (3) any similar provision of any instrument comprising the Refinancing Senior Unsecured Debt that is no less favorable to the Company and the Lenders than the provisions of each such Section 3.08 referred to above, (C) the provisions of Section 3.08 of the indenture governing the 9% Senior Subordinated Notes, as in effect on the Closing Date, or the provisions of Section 3.08 of the indenture governing the 10% Subordinated Notes, as in effect on the Closing Date,
(D) the provisions of any Capital Leases that restrict the imposition of Liens on the assets specifically demised pursuant thereto, (E) the provisions of Section 5.6 of the Senior
Credit Agreement as in effect on the date hereof, and (F) the provisions of any other instrument governing Indebtedness of the Company or any Domestic Subsidiary of the Company permitted under Section 6.1, which Indebtedness is secured by a Lien permitted under Section 6.2, to the extent such provisions operate to restrict the ability of the Company or any of its Subsidiaries to grant Liens on the specific assets securing such Indebtedness.

            Section 5.7 Compliance with Laws, etc. The Company and its Subsidiaries shall comply with the requirements of all applicable laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition
(financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

            Section 5.8  Lender Meeting.  The Company will
participate in a meeting of Lenders once during each fiscal year to be held at a location and a time selected by the Company.

            Section 5.9  Security Interests.

            5.9.1. The Company shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant, continue and maintain in favor of the

Collateral Agent for the benefit of the Lenders a valid and perfected Lien on the Collateral, which Lien is a first priority Lien subject only to Prior Liens.

            5.9.2. The Company shall deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Collateral Agent as the Collateral Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Lenders, including assets which are required to or do become Collateral after the Closing Date.

            Section 5.10 Certain Dispositions of Collateral. The Company shall not sell, lease, assign, transfer or otherwise dispose of any interest in any Collateral (each, a "Release Transaction") except in compliance with this
Section 5.10 and the Collateral Documents. Upon such compliance, the Company shall be entitled to receive from the Collateral Agent an instrument (each, a "Release") releasing the Lien of any applicable Collateral Document with respect to such Collateral. The Company shall exercise its rights under this Section 5.10 by delivery to the Collateral Agent of a notice (each, a "Release Notice"), which shall refer to this subsection, describe with particularity the items of property proposed to be covered by the Release and be accompanied by a counterpart of the Release fully executed by all parties thereto other than the Collateral Agent and in form for execution by the Collateral Agent, and an Officers' Certificate certifying as to the satisfaction of the Release Conditions. The Collateral Agent shall execute and deliver to the Company such counterpart within 10 days after receipt by the Collateral Agent of a Release Notice and the satisfaction of the Release Conditions. The Collateral Agent's obligation to deliver any Release and the Company's rights to enter into any sale, lease, assignment, transfer or other disposition of any Collateral pursuant to the provisions of this Section shall be subject to the following conditions (collectively, "Release Conditions"):

            (i)  no Event of Default or Potential Event of
      Default shall have occurred and be continuing as of the proposed effective date of such Release;

           (ii) Any Receivables sold, transferred or otherwise disposed of by the Company shall be sold, transferred or otherwise disposed of to a Person other than an Affiliate of the Company for face value without any discount or allowance;

          (iii) such sale, transfer or other disposition shall not result in the incurrence by the Company of any Indebtedness not otherwise permitted by Section 6.1; and

           (iv) all proceeds of such sale, transfer or other disposition shall be applied to prepay the Loans in accordance with subsection 2.5.2(a).

In connection with any Release Transaction, the Company shall
(A) execute, deliver, file and obtain such instruments as the Administrative Agent or the Requisite Lenders may reasonably require, including, without limitation, amendments to the Collateral Documents and this Agreement and (B) deliver to the Administrative Agent such evidence of the satisfaction of the Release Conditions as the Administrative Agent or the Requisite Lenders may reasonably require. The Company shall reimburse the Administrative Agent and Lenders upon demand for all costs or expenses incurred by each thereof in connection with any action contemplated by this Section 5.10.

            Section 5.11 Recapitalization. The Company shall take all reasonable actions to cause to be consummated as soon as practicable following the Closing Date the redemption and retirement of the Existing Subordinated Debt and the other transactions and payments required to complete the Recapitalization.

            Section 5.12 Collateral Reporting. The Company shall timely deliver to the Administrative Agent and each of the Lenders weekly, before 12:00 noon on Friday of each week, a duly completed Borrowing Base Certificate, which shall:
(i) identify the balance of the Company's Eligible Receivables as of Friday of the immediately preceding week; (ii) be prepared by or under the supervision of such Borrower's chief executive officer or chief financial officer or treasurer and certified by such officer subject only to adjustment upon completion of the normal year-end audit; and (iii) have attached thereto such additional schedules and other information as the Administrative Agent may, from time to time, reasonably request.

            Section 5.13 Cash Collateral. If, at any time, the aggregate principal amount of Loans outstanding shall exceed the Borrowing Base (as determined by the Administrative Agent based upon the Dollar amount of Eligible Receivables as reflected in the most recent Borrowing Base Certificate delivered by the Company to the Administrative Agent), the Administrative Agent may, within five (5) Business Days of its receipt of such Borrowing Base Certificate, deliver to the Company a notice (each, a "Deficiency Notice") indicating the amount by which the principal amount of Loans then outstanding exceeds the Borrowing Base (such amount, the "Deficiency Amount"). The Company shall, within two (2) Business Days of its receipt of any Deficiency Notice, cause Cash or Cash Equivalents in an amount at least equal to the Deficiency
Amount to be deposited into the Cash Collateral Account. If any subsequent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders indicates that (i) the aggregate principal amount of Loans outstanding does not exceed the Borrowing Base or (ii) the aggregate principal amount of Loans outstanding exceeds the Borrowing Base by an amount which is less than the amount of Cash and Cash Equivalents then on deposit in the Cash Collateral Account, the Company may deliver to the Administrative Agent a written request for the release of such excess funds (each, a "Cash Release Request"), which request shall indicate the amount of cash to be released, the basis for the Company's determination that such release is appropriate and a direction as to the manner of payment of such funds. Upon its receipt of any Cash Release Request, the Administrative Agent shall confirm the amount of funds to be released and, upon such confirmation, shall promptly return such funds as directed in the Cash Release Notice.


                               ARTICLE VI

                           NEGATIVE COVENANTS


            The Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of the Loans and all of the Notes, unless the Requisite Lenders shall otherwise give prior written consent, the Company will perform all covenants in this ARTICLE VI.

            Section 6.1 Indebtedness. The Company and its Subsidiaries shall not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) The Company and its Subsidiaries may become and remain liable with respect to the Obligations;

           (ii) The Company may become and remain liable with respect to the Indebtedness evidenced by the Refinancing Senior Unsecured Debt; provided that the principal amount of such Indebtedness shall not exceed, in the case of a refinancing of either the 9-1/4% Unsecured Notes, the 8-1/4% Unsecured Notes or any Refinancing Senior Unsecured Debt, the then outstanding principal amount thereof; and provided, further, that such Indebtedness (A) provides for interest at rates which do not exceed the market rates for similar types of Indebtedness prevailing at the time such Indebtedness is incurred, (B) has a final scheduled maturity date that is subsequent to the date on which the final Scheduled Term Loans Principal Payment in respect of Tranche B Term Loans is due under the Senior Credit Agreement, (C) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Tranche B Term Loans on the date such Indebtedness is incurred, (D) contains no representation and warranty, covenant or event of default that (1) is in addition to the representations and warranties, covenants and events of default that are currently set forth in the instruments (as in effect on the Closing Date) evidencing or governing the 9-1/4% Unsecured Notes or the 8-1/4% Unsecured Notes, as the case may be, or (2) is more burdensome (to the Company) than the most burdensome (to the Company) corresponding representation and warranty, covenant or event of default set forth in the instruments (as in effect on the Closing Date) evidencing or governing the 9-l/4% Unsecured Notes or the 8-l/4% Unsecured Notes, as the case may be and (E) if the Refinancing Senior Unsecured Debt is Subordinated Indebtedness, contains subordination provisions no less favorable to the Lenders than the least favorable subordination provisions (to the Lenders) in the Existing Subordinated Debt;

          (iii) The Company and its Subsidiaries may remain and may become and remain liable with respect to Intercompany Indebtedness; provided that (A) all such Intercompany Indebtedness shall be evidenced by promissory notes, which may be master promissory notes governing all advances made by the maker of such note to the payee of such note and
      (B) any Intercompany Indebtedness owed by the Company to any Subsidiary shall be subordinated pursuant to the terms of the promissory note or notes evidencing such Inter-company Indebtedness in right of payment, from and after such time as the Loans shall have become due and payable (whether at date of maturity, by acceleration or otherwise), to the payment in full of the Obligations; and provided, further, that the aggregate amount of Inter-company Indebtedness of all Foreign Subsidiaries owing to the Company and the Subsidiaries of the Company (other than any Foreign Subsidiaries) shall not exceed the amounts permitted pursuant to the provisions of
      Section 6.3 (other than Intercompany Indebtedness owing as a result of or incurred to finance payment of Royalty or Management Fees that are payable by Foreign Subsidiaries to the Company and the Subsidiaries of the Company);

           (iv) The Company and its Subsidiaries may remain liable with respect to Existing Indebtedness which is described on Schedule C annexed hereto and may become and remain liable in respect of the Refinancing Foreign Debt;

            (v) The Company and its Subsidiaries (other than any Foreign Subsidiary) may become and remain liable (A) with respect to Indebtedness in respect of Capital Leases if such Capital Leases would be permitted by Section 6.9 and
      (B) with respect to other Indebtedness secured by Liens permitted by Section 6.2;

           (vi) The Company and its Subsidiaries (other than any Foreign Subsidiary) may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any obligations actually arising pursuant thereto, with respect to the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (vii)  The Company and its Subsidiaries (other than any
      Foreign Subsidiary) may become and remain liable with respect to Indebtedness incurred in connection with Sale/Leaseback Transactions permitted by Section 6.10;

         (viii) The Company may become and remain liable with respect to Indebtedness of the Company incurred pursuant to the Management Agreements;

           (ix) Any Foreign Subsidiary of the Company may become and remain liable with respect to Indebtedness for money borrowed to the extent that the Dollar equivalent of the aggregate Indebtedness of such Foreign Subsidiary outstanding pursuant to this subparagraph (ix) does not exceed, at any time, an amount equal to 150% of the aggregate amount of (A)(i) each investment made by the Company (whether in the form of equity contributions, Intercompany Indebtedness, contribution of a Contingent Obligation or otherwise) and the amount of each equity investment of all other investors in such Foreign Subsidiary since the Closing Date (all such investments being valued as at the time of investment) and (ii) the

      Fair Value (as of the Closing Date) of all equity Investments in such Foreign Subsidiary made by all such other investors prior to the Closing Date reduced by
      (B) the excess, if any, of (1) the aggregate Fair Value of all assets (determined, in each case, as at the time of transfer thereof) transferred by such Foreign Subsidiary (whether by dividend, loan, contribution or otherwise (other than obligations of any Subsidiary of the Company)) since the Closing Date (other than interest on Intercompany Indebtedness in amounts and at rates not in excess of those payable in transactions between unaffiliated parties and payments of, or payments of principal of indebtedness related to, Royalty or Management Fees) to any investor in such Foreign Subsidiary over (2) the net income of such Foreign Subsidiary since the later of the Closing Date and the first date of such Investment by the Company or any Subsidiary of the Company; provided that, except as otherwise permitted in Section 6.4, neither the Company nor any of its Domestic Subsidiaries shall have personal liability for repayment of such Indebtedness;

            (x) The Company or any Domestic Subsidiary of the Company may become and remain liable with respect to Indebtedness for money borrowed constituting Permitted Expansion Construction Financing to the extent that the aggregate Indebtedness outstanding pursuant to this subparagraph (x) does not exceed the aggregate amounts permitted under subsection 6.1(x) of the Senior Credit Agreement;

           (xi) The Company may become and remain liable with respect to Indebtedness constituting Permitted Expansion
      Financings;

          (xii) The Company may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $1,440,000,000 under the Senior Credit
      Agreement; and

         (xiii) In addition to the Indebtedness permitted by subparagraphs (i) through (xii) of this Section 6.1, the Company and its Subsidiaries may become and remain liable with respect to Indebtedness not exceeding $25,000,000 in the aggregate at any time outstanding.

            Section 6.2 Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer or permit to exist any Lien upon or with respect to any property of the Company that is or should (pursuant to the terms hereof) be subject to the Lien of any Collateral Document except (i) Liens in favor of the Collateral Agent for the benefit of the lenders under the Senior Credit Agreement granted to secure the Company's obligations thereunder, which Liens on the Collateral shall be subject and subordinate to the Liens granted to the Collateral Agent for the benefit of the Lenders hereunder, and (ii) Liens which would be permitted pursuant to any applicable Collateral Documents; provided that no such Lien (other than Prior Liens) shall be superior to the Lien of such applicable Collateral Document. With respect to assets other than Collateral, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to such property or asset, whether now owned or hereafter acquired, or any income or profits therefrom, except:

            (i)  Permitted Encumbrances;

           (ii)  Liens described on Schedule D annexed hereto;

          (iii) Liens affecting assets, comprised of Existing Mill Expansion Equipment or Greenfield Expansion Assets, securing reimbursement obligations of the Company and its Subsidiaries with respect to letters of credit permitted by subparagraph (vi) of Section 6.4, in each case which Liens do not encumber Collateral pledged pursuant to any Collateral Document and which are granted pursuant to documents relating to such letters of credit;

           (iv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business (other than any Lien imposed by ERISA) and which are either within the general parameters customary in the industry (as concurred in by the Administrative Agent) or are otherwise approved by the Requisite Lenders securing obligations under Commodities Agreements entered into by the Company or any of its Subsidiaries;

            (v) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries incurred in the ordinary course of business or as a result of this Agreement or the incurrence, guaranteeing or granting of security interests in respect of Obligations incurred pursuant to this Agreement or the other Loan Documents;

           (vi) Liens securing Indebtedness permitted under subparagraph (v) (clause A) or (vii) of Section 6.1, incurred in connection with Capital Leases or Sale/Leaseback Transactions permitted by Section 6.9 or
      6.10 so long as such Liens do not extend to assets other than the assets subject to such Capital Lease or Sale/Leaseback Transaction and do not secure any Indebtedness other than Indebtedness directly incurred to finance such Capital Lease or Sale/Leaseback Transaction;

          (vii) Liens securing Indebtedness of (or of the Wholly Owned Subsidiaries of) a Foreign Subsidiary of the Company permitted under Section 6.1 so long as such Liens do not extend to assets other than assets owned by such Foreign Subsidiary or its Wholly Owned Subsidiaries and do not secure any Indebtedness other than Indebtedness of (or of the Wholly Owned Subsidiaries of) such Foreign Subsidiary; provided that no such Liens (other than Liens constituting Preexisting Assumed Liens) may encumber any common stock or other equity interest in any First Tier Foreign Subsidiary;

         (viii) Liens granted in favor of a Lender under the Senior Credit Agreement to secure the obligations of the Company pursuant to any Qualified Interest Rate Agreement or Qualified Currency Agreement;

           (ix) Liens securing Indebtedness constituting Permitted Expansion Construction Financing and incurred in accordance with the provisions of subparagraph (x) of
      Section 6.1; provided that no such Lien may extend to any assets of the Company other than the assets contemplated in the definition of Permitted Expansion Construction Financing;

            (x) Liens affecting assets, comprised of Existing Mill Expansion Equipment or Greenfield Expansion Assets, securing Indebtedness constituting Permitted Expansion Financings (other than any such Indebtedness constituting Unsecured Expansion Financings);

           (xi)  Liens on assets of the Company and its
      Subsidiaries required pursuant to the Senior Credit
      Agreement as in effect on the date hereof to be granted by the Company and its Subsidiaries to secure Indebtedness under the Senior Credit Agreement; and

          (xii)  In addition to Liens permitted by subparagraphs
      (i) through (xi) above, the Company and its Subsidiaries may at any time have Liens securing the payment of Indebtedness with respect to property or assets with an aggregate Fair Value of not more than $25,000,000 (as measured from the Closing Date).

Nothing in this Section 6.2 shall prohibit (A) the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by the Company or any of its Subsidiaries at its fair value or (B) the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

            Section 6.3  Investments; Joint Ventures.  The
Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person or enter into any Joint Venture, except:

            (i) The Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

           (ii) The Company may acquire and own Common Stock to the extent permitted under Section 6.5;

          (iii) The Company and its Subsidiaries may continue to own Investments in existence on the date hereof, and which are specifically described in Schedule E annexed hereto;

           (iv) The Company and its Subsidiaries may make intercompany loans to the Company or any Domestic
      Subsidiary of the Company to the extent permitted under
      Section 6.1;

            (v) The Company and its Subsidiaries may continue to own Investments in respect of Joint Ventures in existence on the date hereof, and which are specifically described in Schedule E annexed hereto;

           (vi) The Company and its Subsidiaries may make and own Investments in Joint Ventures operating in the United States after the date hereof; provided that the aggregate amount of such Investments made after the date hereof shall not exceed $25,000,000;

          (vii) The Company or any Subsidiary of the Company may make and own Investments received in connection with the bankruptcy or reorganization of any of its suppliers and customers and in settlement of delinquent obligations of, and other disputes with, its customers and suppliers arising in the ordinary course of business;

         (viii) The Company or any Subsidiary of the Company may make and own Investments arising in connection with Commodities Agreements entered into in the ordinary course of its business;

           (ix) The Company and its Domestic Subsidiaries may make and own Investments in Foreign Subsidiaries; provided that the aggregate amount of the Fair Values of all assets (including, but not limited to, Cash, Cash Equivalents, capital and other assets) transferred by the Company and its Domestic Subsidiaries (such Fair Value to be measured in each case as of the actual date of transfer) to, and the maximum amount of all Contingent Obligations incurred for the benefit of, one or more Foreign Subsidiaries by way of capital contribution, loan, guarantee or otherwise shall not exceed at any time (A) the aggregate Fair Value of all assets (including, but not limited to, Cash, Cash Equivalents, capital and other assets) transferred after the Closing Date by all Foreign Subsidiaries in the aggregate to the Company and its Domestic Subsidiaries (such Fair Value to be measured in each case as of the actual date of transfer) by way of capital contribution, loan, dividend, distribution or otherwise (other than obligations of any Subsidiary of the Company) and all reductions in Investments constituting Contingent Obligations (effected as a result of the retirement after the Closing Date by the applicable Foreign Subsidiary of Indebtedness guaranteed by the Company or any Domestic Subsidiary of the Company), plus (B) (i) during the period commencing on the Closing Date and ending on June 30, 1996, $40,000,000, and (ii) during all periods after June 30, 1996, $40,000,000 until such time as the Company shall have achieved an Interest Coverage Ratio of 1.9 or more, after which time such amount shall be increased to $100,000,000, plus (C) the aggregate of all amounts of the unutilized Discretionary Equity Proceeds Balance and the unutilized Discretionary Excess Cash Flow Balance which the Company has from time to time elected to apply to the making of Investments pursuant to this subparagraph (ix) (provided that the total of all amounts of the unutilized Discretionary Equity Proceeds Balance which the Company may elect to apply pursuant to this clause (C) shall not exceed, at any time, an amount equal to 50% of the sum of the Closing Date Excess Equity Proceeds Amount and the aggregate amount, as of such time, of all net cash proceeds received by the Company or any of its Subsidiaries after the Closing Date from all Equity Offerings after the Closing Date (exclusive of any shares sold pursuant to an overallotment option in respect of the Common Stock Offering) plus (D) the aggregate amount of Royalty and Management Fees on a consolidated basis previously paid after the Closing Date by Foreign Subsidiaries to the Company and its Subsidiaries; and provided, further, that nothing set forth in this subparagraph (ix) shall be construed to permit the transfer to any Foreign Subsidiary of any asset which constitutes Collateral or which constitutes Collateral (as such term is defined in the Senior Credit Agreement as in effect on the date hereof);

            (x) The Company and its Domestic Subsidiaries may make and own Investments in any Foreign Subsidiary consisting of the transfer of tangible assets to such Foreign Subsidiary; provided that (A) the aggregate book value of all such tangible assets so transferred after the Closing Date pursuant to this subparagraph (x) (determined, in each case, as of the date of transfer) after the Closing Date shall not exceed $10,000,000 and
      (B) the aggregate Fair Value (as so determined) of all such tangible assets so transferred after the Closing Date pursuant to this subparagraph (x) shall not exceed $25,000,000;

           (xi) The Company and its Subsidiaries may make and own Investments in equity securities (other than equity securities of the Company or any of its Subsidiaries) listed on the New York Stock Exchange ("NYSE"); provided that the aggregate value, as determined by the closing price on the NYSE for such equity securities on the Business Day prior to making the Investment, of such equity securities shall not at any time exceed $2,000,000;

          (xii) The Company or any Subsidiary may continue to own Investments in, and may make and own Investments in, Consolidated Domestic Capital Expenditures permitted to be made or owned by the Company or such Subsidiary under
      Section 6.14 and may make Investments as a direct consequence of the discharge of Contingent Obligations permitted under Section 6.4;

         (xiii) The Company may make Investments constituting recourse and non-recourse loans to management and other employees of the Company to purchase Common Stock and to pay taxes in respect of such purchases as permitted by the Management Agreements in an aggregate principal amount not to exceed $10,000,000 (plus accrued and unpaid interest thereon) at any time outstanding; and

          (xiv) In addition to Investments permitted by subpara-graphs (i) through (xiii) of this Section 6.3, the Company and its Subsidiaries may after the Closing Date make and own Investments (other than Investments in Foreign Subsidiaries or other Persons, properties or operations that are not organized or located in the United States of America (exclusive of its territories and possessions))
      (A) with an aggregate Fair Value (determined, in each case, at the time such Investment is made) of not more than $25,000,000 outstanding at any time, and (B) (without limiting the rights of the Company under clause (A) hereof) in an aggregate amount (determined, in each case, at the time such Investment is made) outstanding at any time not exceeding the aggregate of all amounts of the unutilized Discretionary Equity Proceeds Balance and the unutilized Discretionary Excess Cash Flow Balance which the Company has from time to time elected to apply to the making of Investments pursuant to this subparagraph (xv); provided that, except as set forth in subparagraph (xi) of this Section 6.3, neither the Company nor any of its Subsidiaries may make or own Investments in any Margin Stock other than Common Stock.

            Section 6.4  Contingent Obligations.  The Company
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

            (i) Guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

           (ii)  Obligations under the Guarantor Subsidiary
      Guarantees as in effect on the date hereof;

          (iii)  Guarantees of Interest Rate Agreements and
      Currency Agreements entered into by the Company which are permitted by subparagraphs (iv) and (v) of this
      Section 6.4;

           (iv)  Interest Rate Agreements and Currency Agreements
      (other than Leveraged Swaps) entered into by the Company and any Lender;

            (v)  Commodities Agreements and Currency Agreements
      (other than Leveraged Swaps) entered into by the Company or any Subsidiary of the Company and any financial institution in the ordinary course of business;

           (vi) Contingent reimbursement obligations not exceeding $10,000,000 in the aggregate outstanding at one time under letters of credit (including any such letters of credit in existence as of the date hereof) other than Letters of Credit;

          (vii) Contingent Obligations in existence on the date hereof described in Schedule G and extensions and renewals thereof so long as the amount of any such Contingent Obligations so extended or renewed is not increased thereby from the amount thereof at the time extended or renewed;

         (viii) Contingent Obligations in respect of any obligation (other than any obligation with respect to Indebtedness) of (A) the Company or one of its Domestic Subsidiaries and (B) Foreign Subsidiaries to the extent, in the case of clause (A) and (B), such Contingent Obligation is an Investment permitted under Section 6.3;

           (ix)  Contingent Obligations represented by
      performance bonds and similar obligations relating to the sale of the Company's or its Subsidiaries' products incurred in the ordinary course of business (exclusive of obligations for payment of borrowed money) not to exceed $10,000,000 at any time;

            (x) Contingent Obligations represented by surety bonds and similar obligations incurred in the ordinary course of business (exclusive of obligations for payment of borrowed money) not to exceed $15,000,000 at any time;

           (xi)  Contingent Obligations pursuant to the
      Management Agreements;

          (xii)  Contingent Obligations in respect of
      Indebtedness of (A) the Company or a Domestic Subsidiary of the Company and (B) Foreign Subsidiaries to the extent such Contingent Obligations are Investments permitted under Section 6.3;

         (xiii) Contingent reimbursement obligations not exceeding $50,000,000 in the aggregate outstanding at any time under Letters of Credit; and

          (xiv) In addition to the Contingent Obligations permitted by subparagraphs (i) through (xiii) of this
      Section 6.4, the Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations except Contingent Obligations which constitute Investments in Foreign Subsidiaries pursuant to
      Section 6.3 or which are for the benefit of any Foreign Subsidiary of the Company; provided that the maximum aggregate liability of the Company and its Subsidiaries in respect of all Contingent Obligations incurred pursuant to this subparagraph (xiv) shall not at any time exceed $25,000,000.

            Section 6.5 Restricted Junior Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (A) dur-ing each of the first two twelve-month periods starting on the Closing Date, the Company may declare and pay cash dividends to holders of its Common Stock in an amount up to $3,000,000 for each such period, (B) during any twelve-month period commencing on or after the second anniversary of the Closing Date, the Company may declare and pay cash dividends to holders of its Common Stock in an annual amount not to exceed 6% of the sum of
(1) $300,000,000 less the amount of all Transaction Costs reasonably determined by the Company to be attributable to the first $300,000,000 of gross proceeds of the Common Stock
Offering and (2) the aggregate net cash proceeds of all issuances of Common Stock of the Company occurring after the Closing Date (excluding the Common Stock Offering and any
Common Stock sold pursuant to an overallotment option in connection with the Common Stock Offering); provided that no dividend in excess of $3,000,000 that is proposed to be declared or paid pursuant to this clause (B) may be declared or paid unless at the date of declaration and the date of payment thereof the unutilized portion of the Revolving Loan Commitment under the Senior Credit Agreement shall equal or exceed $100,000,000, (C) the Company may, commencing on March 31, 1996 and on each March 31 thereafter, declare and pay cash dividends to holders of its Common Stock in an amount not to exceed the then unutilized portion of the Discretionary Excess Cash Flow

Balance, (D) the Company may (1) repurchase or redeem the Senior Unsecured Notes, in each case on the terms provided in the indentures governing the Senior Unsecured Notes (each as in effect on the date hereof), with the proceeds of Refinancing Senior Unsecured Indebtedness incurred in compliance with the provisions of Section 6.1, (2) repurchase or redeem its Common Stock pursuant to the Management Agreements and the Stockholders Agreements (each as in effect on the date hereof or, in the case of a Broad-Based Plan, the date of adoption thereof) to the extent that the aggregate amount of such repurchases and redemptions does not exceed $35,000,000 in the aggregate (as measured from the Closing Date) and (3) make purchases of Common Stock owned by MS Group for immediate resale to Persons other than the Company or a Subsidiary of the Company, (E) the Company may issue Indebtedness permitted under subparagraph (viii) of Section 6.1, (F) the Company may make Investments under subparagraph (xiii) of Section 6.3, (G) the Company may make, from time to time, Restricted Junior Payments of the character contemplated in clauses (A) and (D)(1) above and, following the retirement of all the Senior Unsecured Notes or the refinancing of all the Senior Unsecured Notes with Refinancing Senior Unsecured Debt having a final maturity later than the final maturity of the Tranche B Term Loans, the Company may repurchase or redeem Subordinated Indebtedness in an aggregate amount not exceeding, at any time, the aggregate of all amounts of the unutilized Discretionary Equity Proceeds Balance which the Company has from time to time elected to apply to the making of Restricted Junior Payments pursuant to this clause (G); provided that if and for so long as the Company shall have achieved the Investment Grade Ratings in respect of the senior unsecured debt obligations of the Company, the Company shall not be required, as a condition to any exercise of its rights under this clause (G) with respect to redemptions and repurchases of Subordinated Indebtedness, to first refinance, repurchase or retire all Senior Unsecured Notes and all Refinancing Senior Unsecured Notes, (H) the Company may, from time to time, make Restricted Junior Payments of the character contemplated in clauses (A) and (D)(1) above, and the Company may repurchase or redeem Subordinated Indebtedness in an aggregate amount not exceeding at any time, the aggregate of all amounts of the unutilized Discretionary Excess Cash Flow Balance which the Company has from time to time elected to apply to the making of Restricted Junior Payments pursuant to this clause (H) and (I) the Company may redeem the 12 5/8% Subordinated Debentures and the 14 1/8% Discount Debentures as contemplated by the Recapitalization. Notwithstanding the foregoing, the Company may not declare or pay any dividends or redeem or repurchase any Securities or issue any Indebtedness or make any Investments referred to above (1) except to the extent permitted by applicable law or
(2) if, at the time of such declaration or payment or redemption, repurchase, issuance or investment and immediately after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing.

            Section 6.6  Financial Covenants.

            6.6.1. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than (A) for the first and second full fiscal quarters (taken as one accounting period) beginning after the Closing Date, 1.25, (B) for the first, second, and third full fiscal quarters (taken as one accounting period) beginning after the Closing Date, 1.25, and (C) for any period of four consecutive full fiscal quarters (in each case taken as one accounting period) beginning after the Closing Date and ended during a period set forth below, the ratio set forth opposite such period:

            Period                                    Ratio

            12/31/95 - 12/30/96                       1.40x
            12/31/96 - 12/30/97                       1.50x
            12/31/97 - 12/30/98                       1.60x
            12/31/98 - 12/30/99                       1.75x
            12/31/99 - 12/30/00                       1.85x
            12/31/00 and thereafter                   2.00x

            6.6.2. Maximum Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any fiscal quarter set forth during any period below to be more than the ratio set forth opposite such period:

            Period                                    Ratio

             9/30/95 - 12/30/95                       4.25x
            12/31/95 -  3/30/96                       4.00x
             3/31/96 -  6/29/96                       3.90x
             6/30/96 -  9/29/96                       3.80x
             9/30/96 - 12/30/96                       3.70x
            12/31/96 -  3/30/97                       3.45x
             3/31/97 -  6/29/97                       3.30x
             6/30/97 -  9/29/97                       3.20x
             9/30/97 - 12/30/97                       3.10x
            12/31/97 - 12/30/98                       3.00x
            12/31/98 - 12/30/99                       2.75x
            12/31/99 - 12/30/00                       2.50x

            12/31/00 and thereafter                   2.00x

            Section 6.7 Restriction on Fundamental Changes. Subject to Section 5.2, neither the Company nor any of its Subsidiaries will enter into any transaction of merger or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

            6.7.1. Any Subsidiary of the Company may be merged or consolidated with or into the Company or any Wholly Owned Subsidiary of the Company (other than a Foreign Subsidiary), or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any Wholly Owned Subsidiary of the Company (other than a Foreign Subsidiary); provided that (A) any Foreign Subsidiary of the Company (other than a Foreign Subsidiary that is a Material Subsidiary) may be merged or consolidated with or into any other Foreign Subsidiary, or be liquidated, wound up or dissolved, or (B) all or substantially all of the business, property or assets of any Foreign Subsidiary (other than a Foreign Subsidiary that is a Material Subsidiary) may be conveyed, sold, leased, or transferred or otherwise disposed of, in one transaction or a series of transactions to another Foreign Subsidiary (other than to a Foreign Subsidiary that is also a Material Subsidiary) or (C) any of the foregoing transactions may occur between two Foreign Subsidiaries that are Material Subsidiaries; and provided, further, that, in the case of such a merger or consolidation of a Subsidiary and the Company, the Company shall be the continuing or surviving corporation, or, in the case of a merger or consolidation of a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation, or, in the case of a merger or consolidation of two Wholly Owned Subsidiaries, either of such Subsidiaries shall be the surviving or continuing corporation;

            6.7.2. The Company or any of its Subsidiaries may convey, sell, transfer or otherwise dispose of any Margin

Stock, whether now owned or hereafter acquired; provided that such disposition is for Fair Value;

            6.7.3. The Company and its Subsidiaries may sell or dispose of in the ordinary course of business (A) property which is obsolete or no longer useful in any of its businesses or is of de minimis value (as determined, in the case of any such property the Fair Value of which is in excess of $10,000,000, in good faith by the Board of Directors of the Company or any Subsidiary selling such property, as the case may be), (B) Cash and Cash Equivalents, (C) other Investments described in subparagraphs (vii) and (x) of Section 6.3; provided that any such sale or other disposition is made for at least the Fair Value of such assets and (D) Receivables subject to the requirements of Sections 5.10 and 6.11;

            6.7.4. Subject to Sections 5.2 and 5.10 and 6.7 in respect of sales of Collateral, so long as no Event of Default has occurred and is continuing or shall be caused thereby, the Company and its Subsidiaries may sell or otherwise dispose of any of their respective assets outside the ordinary course of business; provided that (A) any such sale or other disposition is made for at least the Fair Value of such assets, (B) any sale or other disposition of more than $250,000,000 in Fair Value of stock or other assets in any one transaction or a related series of transactions shall be subject to the prior written consent of Requisite Lenders unless such sale or other disposition is of Margin Stock, and (C) in the case of any Collateral shall be subject to the requirements of Sections
5.10 and 6.11;

            6.7.5. The Company and its Subsidiaries may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business; and

            6.7.6.  The Company and its Subsidiaries may make
Investments otherwise permitted pursuant to Section 6.3 and Capital Expenditures otherwise permitted pursuant to
Section 6.14.

            Section 6.8  ERISA.  The Company will not, and will
not permit any of its ERISA Affiliates to:

            6.8.1. engage in any transaction in connection with which the Company or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section
502(i) of ERISA or a tax imposed by Section 4975 of the

Internal Revenue Code in either case in an aggregate amount in excess of $1,000,000;

            6.8.2. fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, or under ERISA or the Internal Revenue Code, the Company or any of its ERISA Affiliates is required to pay as contributions thereto; or permit to exist any accumulated funding deficiencies for which a waiver from the Internal Revenue Service has not been obtained with respect to all Pension Plans in an aggregate amount greater than $5,000,000;

            6.8.3. permit the sum of the amount of unfunded benefit liabilities under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $25,000,000; or

            6.8.4. fail to make any payments in an amount individually or in the aggregate greater than $1,000,000 to any Multiemployer Plan that the Company or any of its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

            As used in this Section 6.8, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code, and the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.

            Section 6.9 Restriction on Leases. The Company will not, and will not permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations as or of the lessee under any lease (other than intercompany leases between and among the Company and its Domestic Subsidiaries), whether an Operating Lease or a Capital Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current fiscal year of the Company shall not exceed the applicable amount set forth below:

     Fiscal Year                           Amount

         1995                                  $ 50,000,000
         1996                                  $ 55,000,000
         1997                                  $ 60,000,000
         1998                                  $ 65,000,000
         1999                                  $ 70,000,000
         2000                                  $ 75,000,000
         2001                                  $ 80,000,000
         2002                                  $ 85,000,000

Notwithstanding the foregoing, if the Company or any of its Subsidiaries shall have sold any Subsidiary or any line of business to any Person (other than the Company or any Subsidiary), each of the above amounts with respect to any period from or after the date of such sale shall be reduced by an amount equal to the reasonable good faith estimates by the Company (using such methods as the Administrative Agent may reasonably approve) of Consolidated Rental Payments of such Subsidiary or such line of business for such periods.

            Section 6.10 Sales and Leasebacks. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired in a Sale/Leaseback Transaction; provided that the Company or any of its Subsidiaries may enter into Sale/Leaseback Transactions otherwise prohibited under this
Section 6.10 if (A) the assets to be subject to such Sale/Leaseback Transaction are acquired, constructed or placed in service after the Closing Date, and (B) the provisions of
Section 6.9 would not be breached thereby.

            Section 6.11  Sale or Discount of Receivables

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with or without recourse, or discount or otherwise sell for less than the face value thereof, notes or accounts receivable except notes issued in favor of the Company or any of its Subsidiaries in connection with sales or other dispositions of assets (other than inventory) so long as the Company or such Subsidiary, as the case may be, receives the Fair Value of such notes and such notes are sold without recourse.

            Section 6.12 Transactions with Shareholders and Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (A) any transaction between the Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (B) customary fees paid to members of the Board of Directors of the Company and its Subsidiaries, (C) the payment of fees to MS Group or its Affiliates from time to time for financial, consulting and underwriting services, such fees not to exceed the then usual and customary fees of MS Group or its Affiliates for similar services, (D) transactions contemplated by the Management Agreements and the Stockholders Agreement and (E) transactions permitted by Section 6.5.

            Section 6.13  Disposal of Subsidiary Stock.  Except
as permitted by Section 5.6, 6.2 or 6.7 and, except with respect to Margin Stock, the Company will not:

            6.13.1. directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

            6.13.2. permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities or convertible debt securities of (or warrants, rights or options to acquire shares or other equity securities or convertible debt securities of) such Subsidiary, except to the Company, another Wholly Owned Subsidiary of the Company or to qualify directors if required by applicable law.

            Nothing in this Section 6.13 shall prohibit the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by the Company or any of its Subsidiaries or the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

            Section 6.14  Limitation on Capital Expenditures.

            6.14.1. The Company will not, and will not permit any of its Subsidiaries to, incur Capital Expenditures, except as specifically permitted in the following subsections of this
Section 6.14.

            6.14.2. Any one or more of the Foreign Subsidiaries of the Company may incur Capital Expenditures in such amounts and for such purposes as shall be determined by the Company or any such Foreign Subsidiary in its discretion; provided, however, that the Company and its Subsidiaries shall comply and have complied in all respects with the provisions of subsections (ix) and (x) of Section 6.3 in respect thereof to the extent applicable to such Capital Expenditures.

            6.14.3. During each fiscal year of the Company ending on or after December 31, 1995, the Company and its Domestic Subsidiaries may incur on or after January 1, 1995, in respect of (A) the Green Bay Sludge Boiler, (B) the Savannah Boiler and (C) other matters not constituting Expansion Projects, Consolidated Domestic Capital Expenditures in an aggregate amount not in excess of $75,000,000 (the "Base Annual Capex Amount").

            6.14.4. Without limiting the rights of the Company and its Domestic Subsidiaries to incur Consolidated Domestic Capital Expenditures in accordance with subsection 6.14.3 above, the Company and its Domestic Subsidiaries may incur Consolidated Domestic Capital Expenditures in respect of Expansion Projects (other than the Green Bay Sludge Boiler and the Savannah Boiler) on the following terms and subject to each of the following conditions:

            (i) the aggregate amount (the "Domestic Capex Maximum") of Consolidated Domestic Capital Expenditures in the aggregate which may be incurred in respect of all such Expansion Projects shall not at any time exceed the sum of
      (a) $250,000,000 plus (b) the total amount of net cash proceeds received by the Company or any of its Subsidiaries after the Closing Date and prior to such time in respect of Permitted Expansion Financings (other than any Permitted Expansion Financings relating solely to the Green Bay Sludge Boiler or the Savannah Boiler);

           (ii) except for Capital Expenditures incurred in connection with the Initial Major Expansion Project or the Green Bay Dry Form Machine, neither the Company nor any of its Domestic Subsidiaries shall be permitted to incur, or become bound by any Contractual Obligation to incur, Consolidated Domestic Capital Expenditures in respect of any single such Expansion Project (the first of such Expansion Projects, the "Second Expansion Project") in excess of $30,000,000, unless the Company shall have, in respect of any period of four full consecutive fiscal quarters of the Company commencing after the Closing Date and ending with the quarter immediately preceding the quarter in which such amount in excess of $30,000,000 is first committed to be spent by the Company, achieved an Interest Coverage Ratio of 1.9 or greater (it being understood that, if the Second Interest Coverage Ratio shall have been so achieved, the Company shall not be required to maintain such Interest Coverage Ratio as a condition to incurring further expenditures in respect of the Second Expansion Project); and

          (iii) except for Capital Expenditures incurred in connection with the Initial Major Expansion Project or the Second Expansion Project (to the extent permitted under clause (ii) above), neither the Company nor any of its Domestic Subsidiaries shall be permitted to incur, or become bound by any Contractual Obligation to incur, Consolidated Domestic Capital Expenditures in respect of any single Expansion Project in excess of $30,000,000 unless the Company shall have, in respect of any period of four consecutive fiscal quarters of the Company commencing on or after the Closing Date and ending after the quarter immediately preceding the quarter in which such amount in excess of $30,000,000 is first spent or committed to be spent by the Company in respect of such Expansion Project, achieved an Interest Coverage Ratio of 2.15 or greater (it being understood that, if such Interest Coverage Ratio shall have been so achieved, the Company shall not be required to maintain such Interest Coverage Ratio as a condition to incurring further expenditures in respect of such Expansion Project).

            6.14.5. The Company may elect by written notice to the Lenders to apply to the making of Consolidated Domestic Capital Expenditures, in addition to the Base Annual Capex Amount and the Domestic Capex Maximum permitted under subsection 6.14.3 and 6.14.4, as applicable, (A) portions of the then unutilized Discretionary Equity Proceeds Balance and the then unutilized Discretionary Excess Cash Flow Balance and
(B) 100% of the unused amount (the "Capex Carryover Amount") of Consolidated Domestic Capital Expenditures, if any, in respect of prior fiscal years (beginning with fiscal year 1995) permitted under subsection 6.14.3.

            6.14.6. For purposes of this Section 6.14 only, "Capital Expenditures" shall exclude expenditures of insurance proceeds received upon destruction of property to the extent such proceeds are used to effect restoration, replacement or repair of such property.

            Section 6.15 Conduct of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than (A) the business it and its Subsidiaries are engaged in on the date hereof as described in the Prospectus and similar or related businesses, (B) such other businesses as are engaged in by it and its Subsidiaries on the date hereof as shall not be of a nature which are material to it and its Subsidiaries and (C) such other lines of business as may be consented to by the Requisite Lenders (such consent not to be unreasonably withheld).

            Section 6.16  Amendments or Waivers of Certain
                            Documents; Prepayments of Indebtedness.

            6.16.1.  Neither the Company nor any of its
Subsidiaries will agree to any (A) amendment to provisions of the Management Agreements imposing any additional obligation on the Company with respect to the acquisition by the Company or any of its Subsidiaries of any capital stock of the Company to the extent the aggregate amount of all such additional obligations would cause the Company to exceed the limitation on repurchases or redemptions of its Common Stock set forth in subclause (D)(2) of Section 6.5 (it being understood that any and all such additional obligations will be taken into account in determining whether such limitation has been exceeded), or
(B) amendment to provisions of the Stockholders' Agreement which is materially adverse to the interests of the Lenders.

            6.16.2.  Neither the Company nor any of its
Subsidiaries will (A) amend or otherwise change the terms of the Subordinated Notes or the indentures relating thereto, the Existing Subordinated Debt or the indentures relating thereto, the Senior Unsecured Notes or the indentures related thereto, any Refinancing Senior Unsecured Debt, any Permitted Expansion Financing, any Expansion Lease, the Senior Credit Agreement and the documentation executed in connection therewith, the documents evidencing the 1988 Revenue Bonds or the 1988 Revenue Bond Indenture, if the effect of such amendment or change is to increase the interest rate on such Indebtedness or the rental amounts due thereunder, as the case may be, change the dates upon which payments of rent, principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Indebtedness or Expansion Lease, grant any security interest in favor of such Indebtedness, change the redemption provisions thereof, change the subordination provisions thereof, cause such Indebtedness or Expansion Lease to be guaranteed by any Subsidiary of the Company or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Indebtedness or Expansion Lease which would be adverse to the Company or the Lenders or (B) except as otherwise expressly permitted in this Agreement, defease, or make any payments the effect of which is to defease, any such Indebtedness in whole or in part (whether pursuant to the defeasance provisions of such Indebtedness or otherwise).

            6.16.3. Except for the making of Restricted Junior Payments expressly permitted under Section 6.5, the Company will not make any payment or prepayment of principal of, or interest on, or premium (if any) on, any of the Subordinated Notes except, in each case, for (A) regularly scheduled payments of principal, if any, and interest in accordance with the terms of the instruments evidencing or governing such Indebtedness, (B) payment of principal on the scheduled final maturity date of such Indebtedness in accordance with the terms of the governing instruments with respect thereto and (C) any mandatory payment or prepayment required to be made as a result of acceleration pursuant to the terms of the instruments governing such Indebtedness as in effect on the date hereof.

            6.16.4.  Neither the Company nor any of its
Subsidiaries will make any payment or prepayment of principal of, or interest on, or premium (if any) on, the Senior Unsecured Notes or the Refinancing Senior Unsecured Debt, except, in each case, for (A) a refinancing of the Senior Unsecured Notes with the proceeds of Refinancing Senior Unsecured Debt permitted under Section 6.5, (B) regularly scheduled payments of interest in accordance with the terms of the applicable Senior Unsecured Notes Indenture or the instruments governing the Refinancing Senior Unsecured Debt, as the case may be, (C) payment of principal on the scheduled final maturity date of the Senior Unsecured Notes or the Refinancing Senior Unsecured Debt, in each case, in accordance with the terms of the applicable loan agreement, indenture or other governing instruments and (D) any mandatory payment or prepayment required to be made as a result of acceleration pursuant to the terms of the applicable Senior Unsecured Notes Indenture or the instruments governing the Refinancing Senior Unsecured Debt, as the case may be, in each case as in effect on the date hereof.

            6.16.5.  Neither the Company nor any of its
Subsidiaries will voluntarily terminate any Expansion Lease or otherwise optionally make, either directly or indirectly, any payment to acquire or otherwise reacquire any assets leased by the Company under any Expansion Lease or any interest therein (including, without limitation, any beneficial interest therein) or any Indebtedness secured thereby, or make any optional prepayment of any rental obligation under any Expansion Lease to any other party to any Expansion Lease.

            6.16.6.  Neither the Company nor any of its
Subsidiaries will make any payment or prepayment of principal of, or interest on, or premium (if any) on, any Indebtedness constituting Permitted Expansion Financing except for (A) regularly scheduled payments of principal, if any, and interest in accordance with the terms of the instruments governing such Indebtedness, (B) payment of principal on the scheduled final maturity date of such Indebtedness in accordance with the terms of the instruments governing such Indebtedness and (C) any mandatory payment or prepayment required to be made as a result of acceleration or otherwise pursuant to the terms of the instruments governing such Indebtedness.

            6.16.7.  Neither the Company nor any of its
Subsidiaries will make any payment or prepayment of principal of, or interest on, or premium (if any) on the Senior Loans, except, in each case, for (A) mandatory prepayments required pursuant to Section 2.7.2 of the Senior Credit Agreement as in effect on the date hereof, (B) regularly scheduled payments of interest in accordance with the terms of the Senior Credit Agreement as in effect on the date hereof and (C) any mandatory payment or prepayment required to be made as a result of acceleration or otherwise pursuant to the terms of the Senior Credit Agreement as in effect on the date hereof.

            Section 6.17  Payment of Cash Interest on
Subordinated Debt. Except with the consent of the Requisite Lenders, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any interest in cash on Subordinated Debt where the Company has the option to pay such interest in securities or to accrue the interest payable with respect to such Subordinated Debt.

                               ARTICLE VII

                           EVENTS OF DEFAULT


            If any of the following conditions or events ("Events of Default") shall occur and be continuing:

            Section 7.1 Failure To Make Payments When Due. Failure to pay the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise or failure to pay for 5 days after the day when due any interest on the Loans or any other amount due under this Agreement; or

            Section 7.2 Default in Other Agreements. Failure of the Company or any of its Subsidiaries to pay when due (A) any principal or interest on any Indebtedness (other than Indebtedness referred to in Section 7.1) in an individual principal amount of $15,000,000 or more or items of Indebtedness with an aggregate principal amount of $30,000,000 or more or (B) any Contingent Obligation in an individual amount of $15,000,000 or more or Contingent Obligations with an aggregate amount of $30,000,000 or more, in each case at the stated maturity thereof or beyond the end of any period after which the obligee thereunder is permitted to accelerate payment thereunder, or breach or default of the Company or any of its Subsidiaries with respect to any other material term of any loan agreement, mortgage, indenture or other agreement relating to any Indebtedness in an individual principal amount of $15,000,000 or more or items of Indebtedness with an aggregate principal amount of $30,000,000 or more or any Contingent Obligation in an individual amount of $15,000,000 or more or Contingent Obligations with an aggregate amount of $30,000,000 or more; if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); or

            Section 7.3 Breach of Certain Covenants. Failure of the Company to perform or comply with any term or condition contained in Section 2.6, 5.2 or 5.6, ARTICLE VI or Section 9.6 of this Agreement; or

            Section 7.4 Breach of Warranty. Any representation or warranty made by the Company in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

            Section 7.5 Other Defaults Under Agreement or Loan Documents. The Company shall default in the performance of or compliance with any term contained in this Agreement or other Loan Documents other than those referred to above in Sections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from the Administrative Agent or any Lender of such default; or

            Section 7.6  Involuntary Bankruptcy; Appointment of
                           Receiver, etc.________________________

            7.6.1. A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, or any of its Subsidiaries which, as of the date of entry of such decree or order, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

            7.6.2. An involuntary case is commenced against the Company or any of its Subsidiaries which, as of the date of such commencement, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of such Subsidiaries, or over all or a substantial part of the property of the Company or any of such Subsidiaries, shall have been entered; or an interim receiver, trustee or other custodian of the Company or any of such Subsidiaries for all or a substantial part of the property of the Company or any of such Subsidiaries is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any of such

Subsidiaries, and the continuance of any such events in this subsection 7.6.2 for 60 days unless dismissed, bonded or discharged; or

            Section 7.7 Voluntary Bankruptcy; Appointment of Receiver, etc. The Company or any of its Subsidiaries which, as of the date of entry of such decree or order, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of such Subsidiaries of any general assignment for the benefit of creditors; or the inability or failure of the Company or any of such Subsidiaries generally to pay its debts as such debts become due; or the Board of Directors of the Company or any of such Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            Section 7.8 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (A) in any individual case an amount in excess of $10,000,000 or (B) in the aggregate at any time an amount in excess of $20,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries which, as of the date of such entry or filing, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

            Section 7.9 Dissolution. Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries which, as of the date of such entry, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) decreeing the dissolution or split up of the Company or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            Section 7.10  Unfunded ERISA Liabilities.

            7.10.1. Any Pension Plan maintained by the Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA; or

            7.10.2.  A trustee shall be appointed by an
appropriate United States district court to administer any Pension Plan; or

            7.10.3. The Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or

            7.10.4.  The Company or any of its respective ERISA
Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan; or

            7.10.5. The Termination Event that is described in clause (E) of the definition of "Termination Event" shall have occurred and be continuing;

if as of the date thereof or any subsequent date, the sum of each of the Company's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under ERISA or the Internal Revenue Code and to be calculated after giving effect to the tax consequences thereof) resulting from all such events listed in subsections 7.10.1 through 7.10.5 above exceeds $25,000,000; or

            Section 7.11 Withdrawal Liability Under Multi-employer Plan. The Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring annual payments in an amount individually or in the aggregate exceeding $1,500,000 in any one year; unless (A) prior to the time any payment of such withdrawal liability is due in accordance with Section

4219(c)(2) of ERISA, the plan sponsor agrees in writing that the correct amount of the annual payment is less than $1,500,000, or (B) prior to the time any payment of such withdrawal liability is due in accordance with Section 4219(c)(2) of ERISA, a court of competent jurisdiction has enjoined and continues to enjoin the collection of such payment, or (C) Section 4219 of ERISA has been amended to provide that notification that such withdrawing employer has incurred a withdrawal liability would not, in the ordinary course or with the lapse of time, require the payment; provided that, in the event of such an amendment, an Event of Default shall be deemed to occur when any payment of such withdrawal liability becomes due or would, in the ordinary course or with the lapse of time, become due; or

            Section 7.12 Failure of Security. Any Collateral Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the legality, validity or enforceability thereof shall be contested by the Company or the Administrative Agent, as agent for the Lenders, shall not have or shall cease to have valid and perfected (to the extent required by the Collateral Documents) Lien in the Collateral with a face value of more than $2,000,000 in the aggregate of the priority contemplated by the applicable Collateral Document in each case for any reason other than the failure of the Administrative Agent to take any action within its control, or the Company shall fail to perform or observe in any material respect any Collateral Document; or

            Section 7.13  Change in Control.  If there shall
occur any Change in Control;

            THEN (A) upon the occurrence of and during the continuance of any Event of Default described in the foregoing
Section 7.6 or 7.7 (other than the last clause of Section 7.7), each of (i) the unpaid principal amount of and accrued interest on the Loans, and (ii) all other amounts comprising the Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company and (B) upon the occurrence of and during the continuance of any other Event of Default, the Requisite Lenders may, by written notice to the Company, declare the Loans to be, and the same shall forthwith become, due and payable, together with accrued interest thereon. Whether or not the Loans or other Obligations shall have been accelerated or become due as set forth above, upon the occurrence and during the continuance of any Event of Default, the

Administrative Agent or any Lender may exercise any remedy available under the Loan Documents or applicable law in respect thereof (including, without limitation, foreclosure of the Liens in respect of the Collateral). If at any time within 60 days after acceleration of the maturity of any Loan, the Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in subclause (2) above, in each case due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then the Requisite Lenders by written notice to the Company may rescind and annul the acceleration and its consequences, but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


                              ARTICLE VIII

                       THE ADMINISTRATIVE AGENT


            Section 8.1  Appointment.  Bankers is hereby
appointed the Administrative Agent hereunder by each Lender, and each Lender hereby authorizes the Administrative Agent to act hereunder and under the other instruments and agreements referred to herein as its agent hereunder and thereunder. Bankers is hereby authorized, as the Administrative Agent to execute consents to service of process and such other documents on behalf of Lenders, as may be required by law or as may be necessary or desirable. Bankers agrees to act as such upon the express conditions contained in this ARTICLE VIII and in the Collateral Documents. The provisions of this ARTICLE VIII, except as provided in subsections 8.6.2 and 8.6.3 and
Section 8.7 where the consent of the Company is required, are solely for the benefit of the Administrative Agent, and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof except for those contained in subsections 8.6.2 and 8.6.3 and Section 8.7 where the consent of the Company is required. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

            Section 8.2  Powers; General Immunity.

            8.2.1. Duties Specified. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the Collateral Documents and it may perform such duties by or through its agents or employees. The duties of the Administrative Agent shall be mechanical and administrative in nature; and the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

            8.2.2. No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Collateral Documents or the Notes issued hereunder, or for the perfection or priority of any Lien created or purported to be created by any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to Lenders or by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Potential Event of Default.

            8.2.3.  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Collateral Documents) unless caused by its or their gross negligence or willful misconduct. If the Administrative Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or the other instruments and agreements referred to herein, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Requisite Lenders. Without prejudice to the generality of the foregoing, (A) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company), accountants, experts and other professional advisors selected by it and (B) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Requisite Lenders. The Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Requisite Lenders.

            8.2.4. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Subsidiary or Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any such Subsidiary or Affiliate for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            Section 8.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans and other disbursements on the Closing Date and thereafter and has made and shall continue to make its own appraisal of the creditworthiness of each of them. The Administrative Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans and other disbursements on the Closing Date and thereafter or any time or times thereafter, and the Administrative Agent shall have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

            Section 8.4 Right to Indemnity. Each Lender severally agrees to indemnify the Administrative Agent, on its demand and as incurred proportionately to its Commitment, to the extent the Administrative Agent shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that result from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            Section 8.5 Registered Holder of Note Treated as Owner. The Administrative Agent may deem and treat the registered holder of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been registered with the Administrative Agent. Any request, authority or consent of any person or entity who at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

            Section 8.6  Resignation by Administrative Agent.

            8.6.1. The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Company and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to subsections 8.6.2 and 8.6.3 below or as otherwise provided below.

            8.6.2. Upon any such notice of resignation, the Requisite Lenders shall appoint a successor Administrative Agent acceptable to the Company in its reasonable discretion and which shall be an incorporated bank or trust company.

            8.6.3. If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

            8.6.4. If no successor Administrative Agent has been appointed pursuant to subsection 8.6.2 or 8.6.3 by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the Administrative Agent's resignation shall become effective and Requisite
Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

            Section 8.7  Collateral Documents.  Each Lender
hereby authorizes the Administrative Agent to act as Collateral
Agent on behalf of and for the benefit of such Lender.  Each

Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents and to take all action contemplated by the Collateral Documents; provided that the Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Lenders upon the terms of the Collateral Documents.

            Section 8.8 Successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.


                               ARTICLE IX

                              MISCELLANEOUS


            Section 9.1  Successors and Assigns; Participations.

            9.1.1. This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent and all future registered holders of the Notes and their respective successors and registered assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            9.1.2. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in its Commitment or any other right of such Lender hereunder or thereunder. In the event of any such sale by a Lender of participating interests to a Participant, such

Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the registered holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement or the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Sections
9.4 and 9.5 hereof. The Company also agrees that each Participant shall be entitled to the benefits, subject to any limitations set forth therein, of Sections 2.7 and 2.8 hereof with respect to its participation in the Adjusted LIBOR Loans and ABR Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater payment under any of such Sections than the relevant Lender would have been entitled to receive with respect to the Loans, unless such participation is made with the Company's prior written consent. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall refer to this Agreement and shall not restrict such Lender's right to agree to any amendment, supplement or modification to this Agreement or any of the Loan Documents except (A) to extend the final maturity of any Loan or Note, or any installment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or of a mandatory reduction in Total Loan Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if such Participant's participation is not increased as a result thereof), or (B) to consent to the assignment or transfer by the Company of any of its rights and obligations under this

Agreement. Each Lender agrees to use commercially reasonable efforts to include and require in each participation agreement delivered by it pursuant to this subsection 9.1.2 to a Participant that is not a commercial bank a specific acknowledgment by such Participant (and by each other Person that may obtain, directly or indirectly from such Participant, an interest in any one or more Commitments and Loans) of the representations, warranties, covenants and agreements deemed to be made by such Participant pursuant to the provisions of
Section 9.23; provided that no Lender shall have any liability hereunder in respect of any act or omission of, or state of facts or circumstances relating to, any Person to whom the holder of any such participating interest may grant or sell sub-participating interests.

            9.1.3. (a) Any Lender may, (A) without the consent of any Person, at any time, assign to any Lender or any Affiliate thereof and (B) with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) to one or more additional banks or financial institutions (all such Affiliates, Lenders and additional banks or financial institutions being "Purchasing Lenders"), all or any part of its Commitment pursuant to a Registered Transfer Supplement, substantially in the form of Exhibit X annexed hereto (any such Registered Transfer Supplement, a "Registered Transfer Supplement"), executed by such Purchasing Lender, such transferor Lender and the Administrative Agent and in compliance with subsection 9.1.5; provided that (1) each such assignment pursuant to clause (A) above shall be limited to an amount equal to the lesser of (x) such Lender's Commitment then in effect and (y) a minimum amount of $5,000,000 and integral multiples of $1,000,000 above such amount, (2) such transferor Lender and Purchasing Lender deliver to the Administrative
Agent the tax documentation required by paragraph (e) of subsection 2.7.7, if applicable, and a processing and recordation fee of $2,500, (3) no such consent of the Company will be required if a Potential Event of Default or an Event of Default shall have occurred and be continuing and (4) the Company shall be entitled to withhold its consent to any such proposed assignment for any reason or no reason if
(x) immediately after giving effect thereto, the Purchasing Lender would be an Affected Lender or the Company would be required to make payments pursuant to or on behalf of such Purchasing Lender pursuant to subsection 2.7.7 and (y) the transferor Lender was not an Affected Lender as to which the Company has declined or failed to exercise its rights pursuant to Section 2.9 and was not, at the time of such assignment, entitled to receive any payments pursuant to paragraph (a), (b) or (c) of subsection 2.7.7. Subject to compliance with the foregoing sentence, upon (A) such execution of such Registered Transfer Supplement, (B) delivery of an executed copy thereof to the Company, (C) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, (D) the receipt of a processing and recording fee of $2,500 by the Administrative Agent and (E) recordation of assignment in the Register pursuant to subsection 9.1.5, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights (including, without limitation, the benefits of Section 2.8) and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with the Commitment set forth in such Registered Transfer Supplement, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required. Such Registered Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Commitments and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this subsection 9.1.3, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements as required under subsection 9.1.5 so that a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, issued to such Purchasing Lender, in each case in principal amounts reflecting their Commitments or, as appropriate, their outstanding Loans, as adjusted pursuant to such Registered Transfer Supplement.

            (b) In addition to the assignments permitted under paragraph (a) of subsection 9.1.3 above, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Company, the Administrative Agent or Bankers; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party or entitle such Federal Reserve Bank to require such Lender to take or omit to take any action hereunder.

            9.1.4. The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and any Subsidiary of the Company which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement; provided that if such information is confidential information as contemplated by Section 9.17 hereof, such Lender may so disclose such information only if such Transferee or prospective Transferee previously agrees to be bound by the terms of Section 9.17.

            9.1.5. (a) The Company and other Loan Parties hereby designate the Administrative Agent to serve as the Company's agent, solely for purposes of this subsection 9.1.5, to maintain a register (the "Register") on which the Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to retain a copy of each Registered Transfer Supplement delivered to the Administrative Agent pursuant to this subsection. Failure to make any such recordation, or any error in such recordation shall not affect the Company's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the other Loan Parties, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 9.1.5, otherwise complies with subsection 9.1.3, and prior to such recordation all amounts owing to the transferor Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferor Lender. The registration of assignment or other transfer of all or part of any Commitment, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by Agent of a properly executed and delivered Registered Transfer Supplement substantially in the form of Exhibit X annexed hereto. Coincident with the delivery of such Registered Transfer Supplement to the Administrative Agent for acceptance and registration of assignment or sale of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities or whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this sub section 9.1.5 (other than losses, claims, damages and liabilities arising from acts or omissions that represent gross negligence or willful misconduct on the part of the Administrative Agent). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Company and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent.

            (b) The Company may not replace any Lender pursuant to Section 2.9 or Section 9.22, unless, with respect to any Notes held by such Lender, the requirements of sub-
section 9.1.5(a) have been satisfied.

            Section 9.2  Expenses.  Whether or not the
transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (A) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company and the other Loan Parties (including, without limitation, any opinions requested by Requisite Lenders as provided in
ARTICLE III hereof as to any legal matters arising hereunder),
(B) the reasonable fees, expenses and disbursements of CG&R in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments and waivers hereto or thereto, (C) all the actual costs and expenses of creating, perfecting, continuing and maintaining Liens in favor of Lenders pursuant to any Loan Document, including filing and recording fees and expenses, fees and expenses of counsel for providing such opinions as Requisite Lenders may reasonably request as provided therein and reasonable fees and expenses of CG&R, and (D) after the occurrence of an Event of Default, all costs and expenses (including, without limitation, reasonable attorneys fees, including allocated costs of internal counsel) incurred by the Lenders and/or the Administrative Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes or any of the other Loan

Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, including, without limitation, in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

            Section 9.3 Indemnity. In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Administrative Agent, and each Person who is or was a Lender and any holder of any of the Notes, and the officers, directors, employees, agents, and affiliates of such Person and such holders (collectively called the "Indemnitees"), upon their demand and as incurred, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreement to make the Loans or other disbursements on the Closing Date or thereafter or the use or intended use of the proceeds of the Loan or disbursements hereunder (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities that result from the gross negligence or willful misconduct of that Indemnitee or from claims, litigation, investigations or proceedings made or initiated by, as the case may be, one Indemnitee against any other Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them except to the extent set forth in the proviso to the next preceding sentence.

            Section 9.4 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, without limitation, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Lender or that subsequent holder under this Agreement and the Notes, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (A) such Lender shall have made any demand hereunder or (B) such Lender shall have declared the principal or the interest on the Loan and Notes, and other amounts due hereunder to be due and payable as permitted by ARTICLE VII and although said obligations and liabilities, or any of them, may be contingent or unmatured.

            Section 9.5  Ratable Sharing.

            9.5.1. Each Lender and each subsequent holder by acceptance of a Note agree among themselves that (A) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Notes and commitment commissions with respect to the Commitments, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders proportionately to their respective interests in the Notes and the Loans as the same may appear, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Notes, (B) if any of them shall exercise any right of counterclaim, set-off, banker's lien or similar right with respect to amounts owed by the Company hereunder or under the Notes relating to the Loans, such Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with all amounts outstanding at such time owed by the Company in respect of the Loans, and (C) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by the Lender relating to the Loans or any participation therein or any amount payable hereunder, as the case may be, which is greater than the proportion received by any other holder of the Notes in respect to such aggregate amount of principal and interest due with respect to such Notes held by it, such Lender or such holder of such Notes receiving such proportionately greater payments shall (1) notify each other applicable Lender and the Administrative Agent of such receipt and (2) enter into arrangements as directed by the Administrative Agent relating to the Notes relating to the Loans held by the other holders so that all such recoveries of principal and interest with respect to such Notes shall be proportionate to their respective interests in the Loans; provided that, if all or part of such proportionately greater payment received by such holder is thereafter recovered from such holder, all such arrangements shall be rescinded and the purchase prices paid in respect of such arrangements shall be returned to that holder to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of an interest in any such Note, so purchased and any other subsequent holder of an interest in any Note otherwise acquired may to the extent permitted by applicable law, exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to such holder as fully as if that holder were a holder of such a Note in the amount of the interest held by such holder. Any amounts required to be shared or used to purchase participations pursuant to this subsection 9.5.1 shall be applied to all Lenders ratably in respect of all such amounts then due and payable to each such lender.

            Section 9.6 Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Requisite Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (A) extend the Maturity Date (it being understood that any waiver of the application of any prepayment of or collateralization for or the method of application of any prepayment to the amortization of the Loan or other Obligations shall not constitute any such extension), or reduce the rate or extend the time of payment of interest, commissions or fees (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Potential Event of Default or Event of Default or of a mandatory reduction in the Total Loan Commitment or a waiver of the type contemplated in the second next preceding parenthetical shall not constitute a change in the terms of any Commitment of any Lender), (B) release or permit the release of all or substantially all of the Collateral (except as expressly provided in the Loan Documents), (C) amend, modify or waive any provision of this Section, (D) reduce the percentage specified in, or otherwise modify, the definition of Requisite Lenders, Commitment or (E) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; and provided, further, that no such change, waiver, discharge or termination shall amend, modify or waive any of the terms contained in subsection 2.1.5 or Section 2.5 without the consent of the Required Lenders (to the extent that, in any such case, such amendment, modification or waiver would reduce, or change the time of payment of, any amounts received by Lenders). Any amendment, modification, termination or waiver of any of the provisions contained in ARTICLE III shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and the Requisite Lenders. No amendment, modification, termination or waiver of any provision of ARTICLE VIII hereof shall be effective without the written concurrence of the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.6 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by the Company, on the Company.

            Section 9.7  Independence of Covenants.  All
covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise outside the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            Section 9.8 Change in Accounting Principles; Fiscal Year or Tax Laws. If (A) any change in the accounting principles under GAAP used in preparation of the financial statements referred to in Section 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in ARTICLES I, V and VI hereof, or (B) there is a material change in federal tax laws which materially affects the Company's ability to comply with the financial covenants, standards or terms found in ARTICLE I, V or VI hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; provided that, unless and until an agreement is reached following such negotiations, such provisions shall remain unchanged and in full force and effect.

            Section 9.9 Notices. Unless otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given (A) when delivered in person or a legible copy is received by telecopy or telex or (B) four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to the Administrative Agent shall not be effective until received by the Administrative Agent. For the purposes hereof, the address of each of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.9) shall be set forth under such party's name on the signature pages hereto.

            Section 9.10 Survival of Warranties and Certain Agreements. Notwithstanding anything in this Agreement or implied by law to the contrary and without limiting any survival provision set forth in any Collateral Document, the agreements of the Company set forth in subsections 2.7.2, 2.7.5, 2.7.7 and 2.7.9 and Sections 9.2 and 9.3 and the agreements of Lenders set forth in subsections 2.7.7, 2.7.8, 2.7.11, 8.2.3 and 9.1.2 (last sentence only) and Sections 8.4,
9.4 and 9.5 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

            Section 9.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege under any Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under any Loan Document are cumulative to and not exclusive of, any rights or remedies otherwise available.

            Section 9.12  Severability.  In case any provision in
or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not, to the extent permitted by law, in any way be affected or impaired thereby.

            Section 9.13 Obligations Several; Independent Nature of the Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. Notwithstanding the foregoing, each Lender agrees that no Lender shall have any right individually to realize upon the security granted by the Collateral Documents, it being understood and agreed that such rights and remedies may only be exercised by the Administrative Agent for the benefit of the Lenders.

            Section 9.14 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            Section 9.15  Applicable Law.  THIS AGREEMENT AND THE
NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Section 9.16 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY NOTE MAY BE BROUGHT IN
ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE

STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY ACCEPTS (TO THE MAXIMUM EXTENT PERMITTED BY LAW) FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. THE COMPANY DESIGNATES AND APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., 500 CENTRAL AVENUE, ALBANY, NEW YORK 12206 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            Section 9.17 Confidentiality. Subject to Section 9.1, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial practices and in any event, subject to Section 9.1, may make disclosure reasonably required by any bona fide prospective or current transferee or Participant in connection with any Note or participation therein or in any Obligation or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information so that either or both of them may seek an appropriate protective order; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

            Section 9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Administrative Agent and all applicable conditions to such effectiveness have been satisfied.

            Section 9.19 Determinations Pursuant to Collateral Documents. In each circumstance where, under any provision of a Collateral Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action under such Collateral Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of or at the direction of the Requisite Lenders; provided that no consent of any party shall be required with respect to any consent, determination or other matter that is, in the reasonable judgment of the Collateral Agent, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Requisite Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within ten Business Days after the giving of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

            Section 9.20  Certain Obligations of Company.
Nothing in this Agreement shall be construed to limit any obligation of the Company set forth in any Collateral Document.

            Section 9.21 Waiver of Jury Trial. Each of the Company and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or related to any of the Loan Documents or the actions of the Administrative Agent and any Lender in the negotiation, administration, performance or enforcement hereof and thereof.

            Section 9.22  Lenders' ERISA Matters.

            9.22.1. Lenders' Representations and Warranties. Except as otherwise provided in subsection 9.22.2, each Lender and each Transferee, solely with respect to itself, severally represents and warrants that one or more of the following is true with respect to all of the funds used to make or purchase any interest in any Loan (or one or more of the following is true with respect to each portion of the funds used to make or purchase such interest in such Loan if such funds are from more than one source):

            (i)  no part of the funds to be used by it
      constitutes under the Internal Revenue Code or ERISA the assets of any Plan; or

           (ii) (A) the funds to be used by it constitute, under the Internal Revenue Code or ERISA, the assets of an insurance company pooled separate account, as such term is used in Prohibited Transaction Class Exemption 90-1 issued by the U.S. Department of Labor, or a "collective investment fund," as defined in Section IV of Prohibited Transaction Class Exemption 91-38 issued by the U.S. Department of Labor, in which a Plan has an interest, and
      (B) such Loan or interest therein is, and the subsequent holding of the Note or any agreement related thereto shall at all times thereafter be, entitled to full relief under Prohibited Transaction Class Exemption 90-1 or 91-38, as applicable; or

          (iii) (A) the funds to be used by it for any Loan or interest therein which constitute, under the Internal Revenue Code or ERISA, the assets of any Plan are invested in an investment fund which is managed by a "Qualified Professional Asset Manager" as such term is defined in Prohibited Transaction Class Exemption 84-14 issued by the U.S. Department of Labor, and (B) such Loan or interest therein is and the subsequent holding of the Note or any agreement related thereto shall at all times thereafter be, exempt under Prohibited Transaction Class Exemption 84-14 to the fullest extent provided therein.

            9.22.2. General Account Assets. A Lender or Transferee which is an insurance company subject to state regulation that is making or purchasing an interest in a Loan with General Account Assets represents with respect to the portion of its assets constituting General Account Assets, in lieu of making a representation under subsection 9.22.1 with respect thereto, that one of the following is true:

            (i) no part of the General Account Assets used to make or purchase such interest in a Loan will be from assets allocated to a segment of its general account in which one or more Plans has any interest, other than an interest which will not result in the Note relating thereto being deemed to be the assets of any such Plan; or

           (ii) such Lender or Transferee is an "insurance company" and such General Account Assets are assets of an "insurance company general account" as defined in Section V of Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts issued by the U.S. Department of Labor, 59 Federal Register 43134, August 22, 1994 (Application No. D-9662) ("Proposed Prohibited Transaction Exemption D-9662") and such Loan or interest therein is, and shall at all times thereafter satisfy the requirements to be and shall be exempt under the Proposed Prohibited Transaction Exemption D-9662 to the fullest extent provided therein (assuming for this purpose that the Proposed Prohibited Transaction Exemption D-9662 was granted as a final prohibited transaction exemption by the U.S. Department of Labor on the date and in the form it was proposed).

            9.22.3. Representations of Transferees. Each Person that becomes a Transferee hereunder shall be deemed to make, effective upon the acceptance of any assignment of an interest hereunder or the entering into of any participation agreement contemplated in subsection 9.1.2, the representations and warranties set forth in subsection 9.22.1 or, with respect to General Account Assets used to acquire its interest or participation, subsection 9.22.2. Such deemed representation shall be effective against, and binding on, such Transferee to the same extent as if such Transferee had executed an original counterpart of this Agreement.

            9.22.4. Additional ERISA Representations. Each Lender that now or hereafter makes or maintains any Loan with any assets of any Plan (i) represents and warrants that it has evaluated for itself the merits of making or maintaining such Loan; has not solicited and has not received from the Company, MS Group or any of their Affiliates, any evaluation or other investment advice on any basis in respect of the advisability of making or maintaining such Loan; and is not relying and has not relied on the Company, MS Group or any of their Affiliates for any investment advice with respect to making or maintaining such Loan in any manner that would cause the Company, MS Group or any of their Affiliates to become a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of the Internal Revenue Code) in connection with making or maintaining such Loan and (ii) acknowledges and confirms that none of the Company, MS Group or any of their Affiliates is acting as a "fiduciary" (within the meaning of ERISA, the Internal Revenue Code or any other applicable law or any rulings or regulations thereunder) for such Lender in connection with making or maintaining such Loan.

            WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                           BORROWER:

                                           FORT HOWARD CORPORATION

                                           By:  /s/ R. Michael Lempke
                                           Print Name:  R. Michael Lempke
                                           Title:  Vice President and
                                                   Treasurer

                                           Notice Address:

                                           Fort Howard Corporation
                                           1919 South Broadway
                                           Green Bay, Wisconsin  54304
                                           Attention:
                                           Telephone:
                                           Telecopier:



                                           BANKERS TRUST COMPANY,
                                           Individually, and as
                                           Administrative Agent

                                           By:  /s/ Mary Kay Coyle
                                           Print Name:  Mary Kay Coyle
                                           Title:  Vice President

                                           Notice Address:

                                           Bankers Trust Company
                                           One Bankers Trust Plaza
                                           130 Liberty Street
                                           New York, New York  10006
                                           Attention:  Mary Kay Coyle
                                           Telephone:  (212) 250-9094
                                           Telecopier:  (212) 250-7218


                                           BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION,
                                           as a Lender

                                           By:  /s/ Barry R. Dunn
                                           Print Name:  Barry R. Dunn
                                           Title:  Vice President

                                           Notice Address:

                                           Bank of America National Trust
                                             and Savings Association
                                           231 South LaSalle Street
                                           Chicago, Illinois  60697
                                           Attention:  Barry Dunn
                                           Telephone:  (312) 828-3023
                                           Telecopier:  (312) 828-3864


                                           CHEMICAL BANK, as a Lender

                                           By:  /s/ Christopher C. Wardell
                                           Print Name:  Christopher C. Wardell
                                           Title:  Managing Director

                                           Notice Address:

                                           Chemical Bank
                                           270 Park Avenue
                                           New York, New York  10017
                                           Attention:  Doug Traver
                                           Telephone:  (212) 270-1915
                                           Telecopier:  (212) 270-1063